                                                                    EXHIBIT 2.12









                           ASSET EXCHANGE AGREEMENT
                                   BETWEEN
                            JONES INTERCABLE, INC.
                                     AND
            TIME WARNER ENTERTAINMENT-ADVANCE/NEWHOUSE PARTNERSHIP
                                    DATED
                               August 11, 1995

                              TABLE OF CONTENTS


(Table)
[CAPTION]
                                                               Page
[S]     [C]     [C]                                             [C]
1.      CERTAIN DEFINITIONS...................................   1

2.      EXCHANGE OF ASSETS ...................................   9
        2.1     Agreement to Exchange Assets .................   9
        2.2     Conveyance of the TWEAN Assets................   9
        2.3     TWCS Assets  .................................  10
        2.4     Conveyance of the Jones Assets ...............  10
        2.5     Cash Purchase Price  .........................  11
        2.6     TWEAN Excluded Assets ........................  11
        2.7     Jones Excluded Assets ........................  12
        2.8     Current Items Amount  ........................  13
        2.9     Current Items Amount Calculated...............  15
        2.10    TWEAN Assumption of Liabilities ..............  15
        2.11    Jones Assumption of Liabilities ..............  15
        2.12    Exchange......................................  16
        2.13    Transfer of TWCS Assets ......................  16

3.      TWEAN'S REPRESENTATIONS...............................  16
        3.1     Organization and Qualification................  16
        3.2     Authorization.................................  16
        3.3     System Information............................  17
        3.4     No Other Operators............................  17
        3.5     Title and Condition of Personal Property......  17
        3.6     Franchises, Licenses, and System Contracts....  18
        3.7     No Conflicts: Consents........................  18
        3.8     Litigation....................................  19
        3.9     Employment Matters............................  19
        3.10    Taxes.........................................  20
        3.11    Financial Statements..........................  20
        3.12    No Adverse Change.............................  21
        3.13    Compliance with Legal Requirements............  21
        3.14    Environmental Laws and Regulations............  23
        3.15    Real Property.................................  24
        3.16    Non-Infringement..............................  24
        3.17    Books and Records.............................  25
        3.18    TWEAN Accounts Receivable.....................  25
        3.19    Bonds.........................................  25
        3.20    Tier Penetration..............................  25
        3.21    Accuracy of Schedules.........................  25
        3.22    Disclosure....................................  25
        3.23    Taxpayer Identification Number................  25

4.      JONES' REPRESENTATIONS............................................  26
        4.1     Organization and Qualification............................  26
        4.2     Authorization.............................................  26
        4.3     System Information........................................  26
        4.4     No Other Operators........................................  27
        4.5     Title and Condition of Personal Property..................  27
        4.6     Franchises, Licenses, and System Contracts................  27
        4.7     No Conflicts; Consents....................................  28
        4.8     Litigation................................................  28
        4.9     Employment Matters........................................  29
        4.10    Taxes.....................................................  30
        4.11    Financial Statements......................................  30
        4.12    No Adverse Change.........................................  30
        4.13    Compliance with Legal Requirements........................  31
        4.14    Environmental Laws and Regulations........................  32
        4.15    Real Property.............................................  33
        4.16    Non-Infringement..........................................  33
        4.17    Books and Records.........................................  34
        4.18    Accounts Receivable.......................................  34
        4.19    Bonds.....................................................  34
        4.20    Tier Penetration..........................................  34
        4.21    Accuracy of Schedules.....................................  34
        4.22    Disclosure................................................  34
        4.23    Taxpayer Identification Number............................  34

5.      COVENANTS.........................................................  34
        5.1     Pre-Closing Obligations...................................  34
        5.2     Financial Statements......................................  36
        5.3     Title Matters.............................................  36
        5.4     Estoppel Certificates Regarding Leases....................  36
        5.5     Employees.................................................  37
        5.6     Cooperation in the Obtaining of Consents..................  37
        5.7     HSR Act Compliance........................................  38
        5.8     Leased Vehicles...........................................  38
        5.9     Transitional Billing Services.............................  38
        5.10    Use of Names and Logos....................................  38
        5.11    Bulk Sales................................................  39
        5.12    Supplements to Schedules..................................  39
        5.13    Transfer Taxes............................................  39
        5.14    TWEAN Approvals...........................................  39

6.      CONDITIONS PRECEDENT..............................................  39
        6.1     Conditions Precedent to TWEAN's Obligations...............  39
        6.2     Conditions Precedent to Jones' Obligations................  41

 7.     CLOSING............................................................  42
        7.1     Time and Place.............................................  42
        7.2     Jones' Deliveries..........................................  43
        7.3     TWEAN's Deliveries.........................................  44

 8.     TERMINATION........................................................  45
        8.1     Termination Events.........................................  45
        8.2     Effect of Termination......................................  46

 9.     SURVIVAL OF REPRESENTATIONS AND INDEMNITY..........................  46
        9.1     Survival of Representations, Warranties and Covenants......  46
        9.2     TWEAN's Indemnity..........................................  47
        9.3     Jones' Indemnity...........................................  47
        9.4     Procedure for Indemnified Third Party Claim................  48
        9.5     Limitation on Indemnification..............................  48
        9.6     Determination of Indemnification Amounts and
                  Related Matters..........................................  49

10.     CONFIDENTIALITY AND PRESS RELEASES.................................  49
        10.1    Confidentiality............................................  49
        10.2    Press Releases.............................................  49

11.     BROKERAGE FEES.....................................................  50

12.     CASUALTY LOSSES....................................................  50

13.     MISCELLANEOUS......................................................  50
        13.1    Further Assurances.........................................  50
        13.2    Notices....................................................  51
        13.3    Assignment; Binding Effect.................................  52
        13.4    Expenses...................................................  52
        13.5    Collection of Accounts.....................................  52
        13.6    Entire Agreement; Amendments; and Waivers..................  52
        13.7    Counterparts...............................................  53
        13.8    Severability...............................................  53
        13.9    Schedules and Exhibits; Headings...........................  53
        13.10   Governing Law..............................................  53
        13.11   Third Parties; Joint Ventures..............................  53
        13.12   Construction...............................................  53
        13.13   Attorneys' Fees............................................  53
        13.14   Commercially Reasonable Efforts............................  54

                            ASSET EXCHANGE AGREEMENT

         THIS ASSET EXCHANGE AGREEMENT ("Agreement") is made as of the 11th day of August, 1995, by and between TIME WARNER ENTERTAINMENT-ADVANCE/NEWHOUSE PARTNERSHIP, a New York general partnership ("TWEAN"), whose U.S. Taxpayer Identification Number is 13-3790433, and JONES INTERCABLE, INC., a Colorado corporation ("Jones"), whose U.S. Taxpayer Identification Number is 84-0613514.

                                    RECITALS

          A. As of Closing, Jones or one or more of its wholly-owned subsidiaries will own and operate cable television systems that are franchised or hold other operating authority and operate in and around the communities listed on Schedule A (each, individually, a "Jones System" and, collectively, the "Jones Systems").

          B. TWEAN owns and operates cable television systems that are franchised or hold other operating authority and operate in and around the communities listed on Schedule B (each, individually, a "TWEAN System" and, collectively, the "TWEAN Systems").

          C. This Agreement sets forth the terms and conditions on which TWEAN will convey to Jones substantially all of the assets of the TWEAN Systems, and Jones will convey to TWEAN substantially all of the assets of the Jones Systems, in such a manner as to effect a like-kind exchange of assets under Section 1031 of the United States Internal Revenue Code, of 1986, as amended.

                                   AGREEMENTS

          In consideration of the mutual promises and covenants hereinafter set forth, TWEAN and Jones hereby agree as follows:


          1.     CERTAIN DEFINITIONS.

                 As used in this Agreement, the following terms, whether in singular or plural form, shall have the following meanings:

                 1.1 "Assets" means the Jones Assets or the TWEAN Assets, as the context requires.

                 1.2 "Accounts Receivable" means the Jones Accounts Receivable or the TWEAN Accounts Receivable, as the context requires.

                 1.3 "Basic Cable" means the cable television services described as Basic, Cable and/or Standard Tier, or Preferred on Schedule 3.3 with respect to each TWEAN System and described as Limited Basic, Basic Plus and/or Tier on Schedule 4.3 with respect to each Jones System.

                 1.4 "Basic Cable Rate" means the fees and charges charged to subscribers by a System as follows:

                 1.4.1    Jones Systems:

                          Orangeburg                - $17.73
                          Tampa                     - $21.20
                          Carmel                    - $21.51

                 1.4.2    TWEAN Systems:

                          Prince George's           - $21.90
                          County
                          Reston                    - $23.82



                 1.5 "Basic Subscriber" means any individual subscriber of a System's Basic Cable as of the Closing Date (i) whose payment for service is not more than 60 days past due from the billing date (provided that a subscriber's account shall not be considered past due as a result of unpaid amounts not exceeding $5.00 in respect of (A) customary late charges imposed by the System and/or (B) disputed amounts); and (ii) who has not given or been given notice of termination and who, consistent with the System's standing policy, should not have been given notice of termination.

                 1.6 "Bulk Subscriber" means any commercial establishment or multiple dwelling unit that pays a bulk rate for such System's Basic Cable (either alone or in combination with any other service), provided that such subscriber (i) has been a bulk subscriber for at least one full month and has paid at least one month's payment in full without discount, together with any applicable installation fee; (ii) is not delinquent in any payment for any such service; and (iii) has not given or been given notice of termination, and, consistent with the System's disconnect policy for bulk accounts, should not have been given notice of termination. A Bulk Subscriber shall be deemed to be delinquent if any part of such subscriber's account with the System is more than 60 days past due from the first day of the period to which any outstanding bill relates.

                 1.7 "Cable Act" means Title VI of the Communications Act of 1934, as amended, 47 U.S.C. Section 151 et seq., and all other provisions of the Cable Communications Policy Act of 1984, Pub. L. No. 98-549, and the
Cable Television Consumer Protection and Competition Act of 1992, Pub. L. No. 102-385, as such statutes may be amended from time to time, and the rules and regulations promulgated thereunder.

                 1.8 "Closing" means the consummation of the transaction contemplated by this Agreement in accordance with the provisions of Section 7.

                 1.9      "Closing Date" means the date of Closing.

                 1.10 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder, or any subsequent legislative enactment thereof, as in effect from time to time.

                 1.11 "Consents" means the Jones Consents or the TWEAN Consents, as the context requires.

                 1.12 "Contracts" means leases, private easements, private rights-of-way, multiple dwelling unit agreements, retransmission consent agreements, pole attachment agreements, conduit agreements, subscriber agreements and all other agreements, written or oral (including any amendments and other modifications thereto).

                 1.13 "Equivalent Billing Unit" means, with respect to a System, that number of subscribers, as of any date, calculated by adding (i) the number of Basic Subscribers of the System and (ii) the number obtained by dividing (A) the aggregate monthly billings of such System for Basic Cable to Bulk Subscribers during the last full month ending on or prior to such date by
(B) such System's Basic Cable Rate.

                 1.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and rules and regulations promulgated thereunder and published interpretations with respect thereto.

                 1.15     "FCC" means the Federal Communications Commission.

                 1.16 "Franchises" means the Jones Franchises or the TWEAN Franchises, as the context requires.

                 1.17 "GAAP" means generally accepted accounting principles consistently applied.

                 1.18 "Governmental Authority" means (A) the United States of America, any state, commonwealth, territory, or possession thereof and any political subdivision or quasi-governmental authority of any of the same, including but not limited to courts, tribunals, departments, commissions, boards, bureaus, agencies, counties, municipalities, provinces, parishes, and other instrumentalities, and (B) any foreign (as to the United States of America) sovereign entity, including but not limited to nations, states, republics, kingdoms and principalities, any state, province, commonwealth, territory or possession thereof, and any political subdivision, quasi-governmental authority, or instrumentality of any of the same.

                 1.19 "Hazardous Substances" means (i) any "hazardous waste" as defined by the Resources Conservation and Recovery Act of 1976 ("RCRA") (U.S.C. Section 6901 et seq.), as amended, and rules and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended, and rules and regulations promulgated thereunder; (iii) any substance regulated by the Toxic Substances Act ("TSCA") (42 U.S.C. Section 2601 et seq.), as amended, and rules and regulations promulgated thereunder; (iv) asbestos; (v) polychlorinated biphenyls; (vi) any substances regulated under the provisions of Subtitle I of RCRA relating to underground storage tanks; (vii) any substance the presence, use, treatment, storage or disposal of which on the Real Property is prohibited by any Legal Requirements; and (viii) any other substance which by any Legal Requirements require special handling, reporting or notification of any Governmental Authority in its collection, storage, use, treatment, or disposal.

                 1.20 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 1.21 "Jones Accounts Receivable" means the rights of Jones to payment for services rendered by Jones prior to the Closing Date in connection with the operation of the Jones Systems, as reflected on the billing records of Jones.

                 1.22 "Jones Consents" means all of the consents, permits or approvals of third parties necessary to transfer the Jones Assets to TWEAN or otherwise to consummate lawfully,the transaction contemplated hereby.

                 1.23 "Jones Contracts" means all (i) Contracts to which Jones is a party and which affect the Jones Assets or the business or operations of the Jones Systems, as listed on Schedule 4.6 in accordance with
Section 4.6, (ii) Contracts identified in Section 4.6(i), (ii) or (iii) other than vehicle leases or employee-related Contracts and (iii) any agreement described in (i) above entered into by Jones in the ordinary course of business and as permitted by this Agreement between the date hereof and the Closing Date which would have been listed on Schedule 4.6 had they been in existence on the date hereof and which TWEAN agrees in writing to assume.

                 1.24 "Jones Franchises" means all municipal, county, and state franchises, franchise applications (if any), authorizations and permits relating to the Jones Systems, other than the Jones Licenses.

                 1.25 "Jones Licenses" means all domestic satellite, business radio, CARS, microwave and other licenses, and all authorizations and permits relating to the Jones Systems granted to Jones by any Governmental Authority, except the Jones Franchises or any public easements or rights-of-way related thereto.

                 1.26 "Jones Personal Property" means all of the equipment, plant, inventory, spare parts, supplies and other tangible personal property which are owned or leased by Jones and used or useful as of the date hereof in the conduct of the business or operations of the Jones Systems, other than the Jones Excluded Assets, plus such additions thereto and deletions therefrom arising in the ordinary course of business and as permitted by this Agreement between the date of this Agreement and the Closing Date.

                 1.27 "Jones Real Property" means all of the fee estates and buildings and other improvements thereon, leasehold interests in real estate, private easements, private rights to access, private rights-of-way, and other real property interests which are used by Jones, or owned by Jones and useful, as of the date of this Agreement, in the conduct of the business or operations of the Jones Systems, plus such additions thereto and deletions therefrom arising in the ordinary course of business and permitted by this Agreement between the date of this Agreement and the Closing Date.

                 1.28 "Judgment" means any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, and any order of or by any Governmental Authority.

                 1.29 "Knowledge" of any Person of or with respect to any matter means that such Person (if a natural person) or any of the system managers of such Person (if not a natural Person) has actual awareness or knowledge of such matter.

                 1.30 "Legal Requirements" means applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including Judgments.

                 1.31 "Licenses" means the Jones Licenses or the TWEAN Licenses, as the context requires.

                 1.32 "Lien" means any security agreement, financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any lien, mortgage, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including but not limited to reservations, rights of entry, possibilities of reverter, encroachments, easement, rights-of-way, restrictive covenants, leases and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, System Contract or otherwise.

                 1.33 "Litigation" means any claim, action, suit, proceeding, arbitration, investigation, hearing or other activity or procedure that could result in a Judgment, and any notice of any of the foregoing.

                 1.34 "Losses" means any claims, losses, liabilities, damages, Liens, penalties, costs, and expenses, including but not limited to interest which may be imposed in connection therewith, expenses of investigation, reasonable fees and disbursements of counsel and other experts, and the cost to any Person making a claim or seeking indemnification under this Agreement with respect to funds expended by such Person by reason of the occurrence of any event with respect to which indemnification is sought, but shall in no event include incidental or consequential damages.

                 1.35 "Person" means any natural person, Governmental Authority, corporation, general or limited partnership, joint venture, trust, association or unincorporated entity of any kind.

                 1.36 "Personal Property" means the Jones Personal Property or the TWEAN Personal Property, as the context requires.

                 1.37 "Real Property" means the Jones Real Property or the TWEAN Real Property, as the context requires.

                 1.38 "Subject Property" means the parcel of Jones Real Property described on Schedule 4.15, Orangeburg, South Carolina System, Real Property Owned, paragraph 1.

                 1.39 "System" means A Jones System or A TWEAN System, as the context requires.

                 1.40 "System Contract" means A Jones Contract or A TWEAN Contract, as the context requires.

                 1.41 "Taxes" means all levies and assessments of any kind or nature imposed by any Governmental Authority, including but not limited to all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes, together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto.

                 1.42 "Transaction Documents" means all instruments and documents executed and delivered by TWEAN, TWCS or Jones or any officer, director or affiliate of either of them in connection with this Agreement or the transaction contemplated hereby.

                 1.43 "TWEAN Accounts Receivable" means the rights of TWEAN to payment for services rendered by TWEAN prior to the Closing Date in connection with the operation of the TWEAN Systems, as reflected on the billing records of TWEAN.

                 1.44 "TWEAN Consents" means all of the consents, permits or approvals of third parties necessary to transfer the TWEAN Assets to Jones or otherwise to consummate lawfully the transaction contemplated hereby.

                 1.45 "TWEAN Contracts" means all (i) Contracts to which TWEAN is a party and which affect the TWEAN Assets or the business or operations of the TWEAN Systems, as listed on Schedule 3.6 in accordance with
Section 3.6, (ii) Contracts identified in Section 3.6(i), (ii) or (iii) other than vehicle leases or employee-related Contracts and (iii) any agreement described in (i) above entered into by TWEAN in the ordinary course of business and as permitted by this Agreement between the date hereof and the Closing Date which would have been listed on Schedule 3.6 had they been in existence on the date hereof and which Jones agrees in writing to assume.

                 1.46 "TWEAN Franchises" means all municipal, county, and state franchises, franchise applications (if any), authorizations and permits relating to the TWEAN Systems, other than the TWEAN Licenses.

                 1.47 "TWEAN Licenses" means all domestic satellite, business radio, CARS, microwave and other licenses, and all authorizations and permits relating to the TWEAN Systems granted to TWEAN by any Governmental Authority, except the TWEAN Franchises or any public easements or rights-of-way related thereto.

                 1.48 "TWEAN Personal Property" means all of the equipment, plant, inventory, spare parts, supplies and other tangible personal property which are owned or leased by TWEAN and used or useful as of the date hereof in the conduct of the business or operations of the TWEAN Systems, other than the TWCS Assets and the TWEAN Excluded Assets, plus such additions thereto and deletions therefrom arising in the ordinary course of business and as permitted by this Agreement between the date of this Agreement and the Closing Date.

                 1.49 "TWEAN Real Property" means all of the fee estates and buildings and other improvements thereon, leasehold interests in real estate, private easements, private rights to access, private rights-of-way, and other real property interests which are used by TWEAN, or owned by TWEAN and useful, as of the date of this Agreement, in the conduct of the business or operations of the Systems, plus such additions thereto and deletions therefrom arising in the ordinary course of business and permitted by this Agreement between the date of this Agreement and the Closing Date.

                 1.50 List of Additional Definitions. The following is a list of additional terms used in this Agreement and a reference to the Section hereof in which such term is defined:



Term                                                               Section

Acquired Jones Broadcast Contracts                                 2.7.2
Acquired TWEAN Broadcast Contracts                                 2.6.2
Adjustment Time                                                    2.8
Cash Purchase Price                                                2.5
Current Items Amount                                               2.8
Estoppel Certificates                                              5.4
Final Adjustment Certificate                                       2.9
Hired Employee                                                     5.5
Indemnitee                                                         9.4
Indemnitor                                                         9.4
Initial Adjustment Certificate                                     2.9
Initial  Indemnification Claim Date                                9.5
Jones                                                              Preamble
Jones Assets                                                       2.4
Jones Assumed Liabilities                                          2.11
Jones Assumption Agreement                                         7.2.11
Jones Balance Sheet                                                4.11.1
Jones Broadcast Contracts                                          2.7.2
Jones Excluded Assets                                              2.7
Jones Subscriber Adjustment Amount                                 2.8.4
Jones System(s)                                                    Recitals
Non-Hired Employee                                                 5.5
Outside Closing Date                                               7.1
Permitted Liens                                                    5.3
Title Commitments                                                  5.3
Title Defect                                                       5.3
Transitional Billing Services                                      5.8
TWCS                                                               2.2
TWCS Assets                                                        2.3
TWEAN                                                              Preamble
TWEAN Assets                                                       2.2
TWEAN Assumed Liabilities                                          2.10
TWEAN Assumption Agreement                                         7.2.12
TWEAN Balance Sheet                                                3.11.1
TWEAN Broadcast Contracts                                          2.6.2
TWEAN Excluded Assets                                              2.6
TWEAN Subscriber Adjustment Amount                                 2.8.4
TWEAN System(s)                                                    Recitals

         2.      EXCHANGE OF ASSETS.

                 2.1 Agreement to Exchange Assets. Subject to the terms and conditions set forth in this Agreement, at Closing TWEAN and Jones shall effect an exchange of Assets as set forth below.

                 2.2 Conveyance of the TWEAN Assets. TWEAN shall (i) cause TW Cable Service Co. ("TWCS"), or such other entity as TWEAN may designate in writing at least five days prior to the Closing Date, to convey, assign, transfer and deliver to Jones, free and clear of all Liens (except Liens for ad valorem Taxes not yet due and payable), and with full warranties of title and with full substitution and subrogation to all rights and actions of warranty against all preceding owners, the TWCS Assets and (ii) convey, assign, transfer and deliver to Jones, free and clear of all Liens (except Liens for ad valorem Taxes not yet due and payable), and with full warranties of title and with full substitution and subrogation to all rights and actions of warranty against all preceding owners, the following described tangible and intangible assets used or useful in connection with the conduct of the business or operations of the TWEAN Systems (the "TWEAN Assets"):

                          2.2.1   The TWEAN Personal Property;

                          2.2.2 the TWEAN Real Property, subject also to Permitted Liens;

                          2.2.3   the TWEAN Franchises;

                          2.2.4   the TWEAN Contracts;

                          2.2.5   the TWEAN Accounts Receivable;

                          2.2.6   the TWEAN Licenses;

                          2.2.7   All of TWEAN's proprietary information,
technical information and data, machinery and equipment warranties, maps, computer disks and tapes, plans, diagrams, blueprints and schematics relating to the TWEAN Systems, including filings with the FCC, other than as any of the foregoing relate to the TWEAN Excluded Assets;

                          2.2.8   All books and records relating to the
business or operations of the TWEAN Systems, including executed copies of the TWEAN Contracts and correspondence relating to retransmission agreements and must-carry elections, subject to the right of TWEAN to have such books and records made available to TWEAN for a reasonable period, not to exceed three years from the Closing Date;

                          2.2.9   The goodwill and going concern value
generated by TWEAN with respect to the TWEAN Systems, if any; and

                          2.2.10  All intangible assets of TWEAN relating to the
TWEAN Systems not specifically described above.

                 2.3 TWCS Assets. "TWCS Assets" means all of the tangible and intangible assets used or useful in connection with the conduct of the business or operations of the TWEAN Systems that are owned by TWCS, consisting only of the following, all of which are described on Schedule 2.3: all earth satellite receive stations and related equipment, antennae, satellite dishes and intangible domestic satellite receive only (TVRO) registrations.

                 2.4 Conveyance of the Jones Assets. Jones shall convey, assign, transfer and deliver to TWEAN (or, in the case of Jones Assets which are earth satellite receive stations and related equipment, antennae, satellite dishes and intangible domestic satellite receive only (TVRO) registrations, to TWCS or such other entity as TWEAN may designate in writing at least five days prior to the Closing Date), free and clear of all Liens (except Liens for ad valorem Taxes not yet due and payable), and with fun warranties of title and with full substitution and subrogation to all rights and actions of warranty against all preceding owners, the following described tangible and intangible assets used or useful in connection with the conduct of the business or operations of the Jones Systems (the "Jones Assets"):

                          2.4.1   The Jones Personal Property;

                          2.4.2   the Jones Real Property, subject also to
Permitted Liens;

                          2.4.3   the Jones Franchises;

                          2.4.4   the Jones Contracts;

                          2.4.5   the Jones Accounts Receivable;

                          2.4.6   the Jones Licenses;

                          2.4.7   All of Jones' proprietary information,
technical information and data, machinery and equipment warranties, maps, computer disks and tapes, plans, diagrams, blueprints and schematics relating to the Jones Systems, including filings with the FCC, other than as any of the foregoing relate to the Jones Excluded Assets;

                          2.4.8   All books and records relating to the
business or operations of the Jones Systems, including executed copies of the Jones Contracts and correspondence relating to retransmission agreements and must-carry elections, subject to the right of Jones to have such books and records made available to Jones for a reasonable period, not to exceed three years from the Closing Date;


                          2.4.9   The goodwill and going concern value
generated by Jones, with respect to the Jones Systems, if any; and

                          2.4.10  All intangible assets of Jones relating to
the Jones Systems not specifically described above.

                 2.5 Cash Purchase Price. Jones will pay to TWEAN, by wire transfer of immediately available funds, to such account or accounts as are designated in writing by TWEAN to Jones, the sum of $3,500,000 (the "Cash Purchase Price"), reflecting the agreed-upon difference in fair market value between the TWEAN Assets and the Jones Assets.

                 2.6 TWEAN Excluded Assets. The following assets shall not be transferred to Jones by TWEAN and are specifically excluded from the Assets ("TWEAN Excluded Assets"):

                          2.6.1   TWEAN's cash on hand as of the Closing Date
and all other cash in any of TWEAN's bank or savings accounts, any and all insurance policies, construction and performance bonds, intercompany receivables with respect to any affiliate of TWEAN, letters of credit or other similar items and any cash surrender value in regard thereto, and any stocks, bonds, certificates of deposit and similar investments;

                          2.6.2   Any Contracts other than the TWEAN Contracts;
all programming Contracts relating to the TWEAN Systems; any retransmission consents or will carry Contracts which TWEAN maintains with respect to the TWEAN Systems (collectively, the "TWEAN Broadcast Contracts"), except as otherwise agreed by Jones pursuant to written notice to TWEAN given no later than ten days prior to the Closing Date to the effect that the Contracts named in such notice are to be included in the TWEAN Contracts to be transferred to Jones at the Closing (the "Acquired TWEAN Broadcast Contracts"); provided that Jones may not designate as Acquired TWEAN Broadcast Contracts any TWEAN Broadcast Contracts which relate to broadcast stations which are carried by cable television systems other than the TWEAN Systems; and provided further that TWEAN shall have no obligation to obtain consents to the assignment of the Acquired TWEAN Broadcast Contracts to Jones unless Jones notifies TWEAN within 45 days after the date hereof that such Contracts shall be included in the Acquired TWEAN Broadcast Contracts to be transferred to Jones at Closing;

                          2.6.3   Any books and records that TWEAN is required
by law to retain, subject to the right of Jones to have access to and to copy for a reasonable period, not to exceed three years from the Closing Date, and TWEAN's minute books and other books and records related to internal matters and financial relationships with TWEAN's lenders;

                          2.6.4   Any claims, rights and interests in and to
any refunds of federal, state or local franchise, income or other taxes or fees for periods prior to the Closing Date;

                          2.6.5   The trademarks, trade names, service marks
and all other information and similar intangible assets relating to TWEAN or the TWEAN Systems; and

                          2.6.6   The rights, assets and properties described
on Schedule 2.6.

                 2.7 Jones Excluded Assets. The following assets shall not be transferred to TWEAN by Jones and are specifically excluded from the Assets ("Jones Excluded Assets"):

                          2.7.1   Jones' cash on hand as of the Closing Date
and all other cash in any of Jones' bank or savings accounts, any and all insurance policies, construction and performance bonds, intercompany receivables with respect to any affiliate of Jones, letters of credit or other similar items and any cash surrender value in regard thereto, and any stocks, bonds, certificates of deposit and similar investments;

                          2.7.2   Any Contracts other than the Jones Contracts;
all programming Contracts relating to the Jones Systems; any retransmission consents or will carry Contracts which Jones maintains with respect to the Jones Systems (collectively the "Jones Broadcast Contracts"), except as otherwise agreed by TWEAN pursuant to written notice given no later than ten days prior to the Closing Date to the effect that the Contracts named in such notice are to be included in the Jones Contracts to be transferred to TWEAN at the Closing (the "Acquired Jones Broadcast Contracts"); provided that TWEAN may not designate as Acquired Jones Broadcast Contracts any Jones Broadcast Contracts which relate to broadcast stations which are carried by cable television systems other than the Jones Systems; and provided further that Jones shall have no obligation to obtain consents to the assignment of the Acquired Jones Broadcast Contracts to TWEAN unless TWEAN notifies Jones within 45 days after the date hereof that such Contracts shall be included in the Acquired Jones Broadcast Contracts to be transferred to TWEAN at Closing;

                          2.7.3   Any books and records that Jones is required
by law to retain, subject to the right of TWEAN to have access to and to copy for a reasonable period, not to exceed three years from the Closing Date, and Jones' corporate minute books and other books and records related to internal corporate matters and financial relationships with Jones' lenders;

                          2.7.4   Any claims, rights and interests in and to
any refunds of federal, state or local franchise, income or other taxes or fees for periods prior to the Closing Date;

                          2.7.5   The trademarks, trade names, service marks
and all other information and similar intangible assets relating to Jones or the Jones Systems; and

                          2.7.6   The rights, assets and properties described
on Schedule 2.7.

                 2.8 Current Items Amount. TWEAN or Jones, as appropriate, shall pay to the other the net amount in favor of the other of the adjustments and prorations effected pursuant to Sections 2.8.1, 2.8.2, 2.8.3 and 2.8.4 below (the "Current Items Amount"). The adjustments provided for herein shall be made as of the close of business (5:00 p.m., eastern standard time) on the Closing Date (the "Adjustment Time").

                          2.8.1   Accounts Receivable.

                                  (i)      TWEAN shall be entitled to an amount
equal to the sum of (A) 90% of the face amount of all TWEAN Accounts Receivable that are current or 30 days or less past due as of the Adjustment Time, plus
(B) 80% of the face amount of all TWEAN Accounts Receivable that are between 31 days and 60 days past due as of the Adjustment Time.

                                  (ii)     Jones shall be entitled to an amount
equal to the sum of (A) 90% of the face amount of all Jones Accounts Receivable that are current or 30 days or less past due as of the Adjustment Time, plus
(B) 80% of the face amount of all Jones Accounts Receivable that are between 31 days and 60 days past due as of the Adjustment Time.

For purposes of the foregoing, an Account Receivable shall be deemed "past due" when the payment due under an original monthly billing statement of TWEAN or Jones, as applicable, has not been received by the System within 30 days following the date of such original monthly billing statement,

                          2.8.2   Advance Payments and Deposits.  TWEAN and
Jones each shall be entitled to an amount equal to the aggregate of (A) all deposits of subscribers of the other's Systems for converters, decoders, and similar items, and (B) all payments for services to be rendered by it to subscribers of the other's Systems after the

Adjustment Time, or for other services to be rendered by it to other third parties after the Adjustment Time for cable television commercials, channel leasing, or other services or rentals, to the extent all obligations of the other party related thereto are assumed by it at Closing.

                          2.8.3   Expenses.  As of the Adjustment Time, the
following expenses relating to each party's Systems shall be prorated, in accordance with GAAP, so that, with respect to the TWEAN Systems, all expenses for periods prior to the Adjustment Time shall be for the account of TWEAN, and all expenses for periods after the Adjustment Time shall be for the account of Jones and, with respect to the Jones Systems, all expenses for periods prior to the Adjustment Time shall be for the account of Jones, and all expenses for periods after the Adjustment Time shall be for the account of TWEAN: (i) all payments and charges under the Franchises, the Licenses, and the System Contracts; (ii) Taxes levied or assessed against any of the Assets; (iii) Taxes, if any, payable with respect to cable television service and related sales to subscribers of the Systems; (iv) charges for utilities and other goods or services furnished to the Systems; (v) copyright fees based on signal carriage by the Systems; and (vi) all other items of expense relating to the Systems; provided, however, that TWEAN and Jones shall not prorate any items of expense payable under any Excluded Assets, all of which shall remain and be solely for the account of TWEAN and Jones, respectively.

                          2.8.4   Subscriber Adjustment. (i) Jones shall be
entitled to, an amount equal to the sum of (A) $2,132 for each Equivalent Billing Unit less than 68,940 served by the TWEAN System operating in and around Prince George's County, Maryland and (B) $2,132 for each Equivalent Billing Unit less than 13,824 served by the TWEAN System operating in and around Reston, Virginia, in each case calculated as of the Closing Date. If Jones is entitled to receive an adjustment pursuant to the foregoing sentence (the "TWEAN Subscriber Adjustment Amount"), then TWEAN shall be entitled to an amount equal to the sum of (y) $2,132 for each Equivalent Billing Unit over 68,940 served by the Prince George's County System, and (z) $2,132 for each Equivalent Billing Unit over 13,824 served by the Reston System, up to a maximum of the TWEAN Subscriber Adjustment Amount.

                                  (ii)     TWEAN shall be entitled to an amount
equal to the sum of (A) $2,421 for each Equivalent Billing Unit less than 18,270 served by the Jones System operating in and around Carmel, Indiana, (B) $1,464 for each Equivalent Billing Unit less than 12,533 served by the Jones System operating in and around Orangeburg, South Carolina, and (C) $1,744 for each Equivalent Billing Unit less than 63,300 served by the Jones System operating in and around Tampa, Florida, in each case calculated as of the Closing Date. If TWEAN is entitled to receive an adjustment pursuant to the foregoing sentence (the "Jones Subscriber Adjustment Amount"), then Jones shall be entitled to an amount equal to the sum of (x) $2,421 for each Equivalent Billing Unit over 18,270 served by the Carmel System, (y) $1,464 for each Equivalent Billing Unit over 12,533 served by the Orangeburg System, and (z) $1,744 for each

Equivalent Billing Unit over 63,300 served by the Tampa System, up to a maximum of the Jones Subscriber Adjustment Amount.

                 2.9 Current Items Amount Calculated. The Current Items Amount, as it relates to each party's Systems, shall be estimated in good faith by TWEAN and Jones with respect to their respective Systems, and set forth, together with a detailed statement of the calculation thereof, in a certificate (the "Initial Adjustment Certificate") executed by a duly authorized representative of TWEAN or Jones, as applicable, and delivered to the other party not later than ten days prior to Closing. Each party shall use reasonable efforts to keep the other informed during its preparation of the Initial Adjustment Certificate. If accepted by the other party, each party's Initial Adjustment Certificate shall constitute the basis on which the Current Items Amount is calculated for purposes of Closing. At Closing, the party against whose favor the estimated Current Items Amount is so determined shall pay to the other the estimated Current Items Amount. Within 90 days after Closing, TWEAN and Jones shall each deliver to the other a certificate (the "Final Adjustment Certificate") showing in full detail the final determination of the Current Items Amount, which certificate shall be accompanied by appropriate documentation supporting the adjustments proposed in such certificate, and which shall be executed by an officer of TWEAN or Jones, as appropriate. Not later than 30 days after TWEAN and Jones shall have finally agreed upon the Current Items Amount, TWEAN or Jones, as appropriate, shall pay to the other the amount by which the Current Items Amount as finally determined differs from the Current Items Amount as estimated in the Initial Adjustment Certificate.

                 2.10 TWEAN Assumption of Liabilities. As of the Closing Date, TWEAN shall assume, pay, discharge, and perform the following (the "TWEAN Assumed Liabilities"): (i) all liabilities and obligations with respect to acts, omissions or events occurring subsequent to the Closing Date under any Jones Franchise, Jones License, or Jones Contract; (ii) other obligations and liabilities of Jones only to the extent that there shall be an adjustment in favor of TWEAN with respect thereto pursuant to Section 2.8; and (iii) all obligations and liabilities arising out of TWEAN's ownership of the Jones Assets or operation of the Jones Systems after the Closing Date. All debts, liabilities, and obligations arising out of or relating to the Jones Assets or the operation of the Jones Systems other than the TWEAN Assumed Liabilities shall remain and be the obligations and liabilities solely of Jones.

                 2.11 Jones Assumption of Liabilities. As of the Closing Date, Jones shall assume, pay, discharge, and perform the following (the "Jones Assumed Liabilities"): (i) all liabilities and obligations with respect to acts, omissions or events occurring subsequent to the Closing Date under any TWEAN Franchise, TWEAN License, or TWEAN Contract; (ii) other obligations and liabilities of TWEAN or TWCS only to the extent that there shall be an adjustment in favor of Jones with respect thereto pursuant to Section 2.8; and
(iii) all obligations and liabilities arising out of Jones' ownership of the TWEAN Assets, the TWCS Assets or operation of the TWEAN

Systems after the Closing Date. All debts, liabilities, and obligations arising out of or relating to the TWEAN Assets, the TWCS Assets or the operation of the TWEAN Systems other than the Jones Assumed Liabilities shall remain and be the obligations and liabilities solely of TWEAN or TWCS, as applicable.

                 2.12 Exchange. Except as provided in Section 2.13, the TWEAN Assets shall be transferred and given by TWEAN, and the TWCS Assets shall be caused to be transferred and given by TWCS, to Jones in exchange or consideration for the Jones Assets, and the Jones Assets shall be transferred and given by Jones to TWEAN and TWCS in exchange or consideration for the TWEAN Assets and the TWCS Assets.

                 2.13 Transfer of TWCS Assets. TWEAN shall have the right, but not the obligation, to acquire the TWCS Assets prior to Closing. If TWEAN so acquires the TWCS Assets, TWEAN shall convey to Jones the TWCS Assets by means of the Bill of Sale in the form of Exhibit F and Jones shall convey all of the Jones Assets to TWEAN.

         3.      TWEAN'S REPRESENTATIONS.

                 TWEAN represents, warrants, covenants and agrees to and with Jones as follows:

                 3.1 Organization and Qualification. TWEAN is a general partnership duly organized, validly existing, and in good standing under the laws of the State of New York, and has all requisite power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities and to carry on its business as such activities and business are currently conducted. TWEAN is duly qualified to do business as a foreign partnership and is in good standing in all jurisdictions in which the ownership or leasing of the TWEAN Assets or the nature of its activities in connection with the TWEAN Systems makes such qualification necessary, except any such jurisdiction where the failure to be so qualified and in good standing would not have a material adverse effect on the validity, binding effect or enforceability of this Agreement, or on the ability of TWEAN to perform its obligations under this Agreement.

                 3.2 Authorization. TWEAN has full partnership power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated in this Agreement. Other than the approval of the Executive Committee of Time Warner Entertainment Company, L.P., the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated in this Agreement on the part of TWEAN have been duly and validly authorized and approved by all necessary action on the part of TWEAN and its general partners. This Agreement has been duly and validly executed and delivered by TWEAN, and is the valid and binding obligation of TWEAN, enforceable against TWEAN in accordance with its terms.

                 3.3 System Information. Schedule 3.3 sets forth a materially true and accurate description of the following information as of the dates set forth on such Schedule:

                          3.3.1   the number of miles of activated aerial and
underground plant included in the TWEAN Assets;

                          3.3.2   the minimum number of passings of the TWEAN
Systems and the approximate number of Equivalent Billing Units served by each TWEAN System;

                          3.3.3   a description of the basic and tier services
available from each TWEAN System, the rates charged by TWEAN for each, together with the approximate number of subscribers receiving each of the services, and any other charges by TWEAN for services to subscribers;

                          3.3.4   with respect to each Bulk Subscriber:

                                  (i)      the name and address of, and, if
applicable, the number of units in, each such establishment, building, condominium, hotel or motel which is served by each TWEAN System; and

                                  (ii)     a description of the cable
television services delivered to each such establishment, building, condominium, hotel or motel on a bulk basis and the monthly rates charged for each such service; and

                          3.3.5   the channel and megahertz capacity of each
TWEAN System, the stations and channels carried by each TWEAN System, the channel position of each such signal and station, and all frequencies utilized by each TWEAN System,

                 3.4      No Other Operators.  Except as described on Schedule
3.4 and other than direct broadcast satellite services, (i) each TWEAN System is the only multiple channel operator presently serving the communities which it serves, (ii) to the best of TWEAN's knowledge, no other multiple channel operator is presently contemplated by any person in the communities now served by the TWEAN Systems, and (iii) no franchises or other authorizations other than the TWEAN Franchises have been issued with respect to the communities served by the TWEAN Systems.

                 3.5      Title and Condition of Personal Property.  Schedule
3.5. contains a complete description of all material items of TWEAN Personal Property, other than the Excluded Assets. The TWEAN Personal Property, together with the TWCS Assets, constitutes all personal property necessary to conduct lawfully and properly the business or operations of the TWEAN Systems as now conducted. Except as described in Schedule 3.5, TWEAN has good and marketable title to all of the TWEAN Personal Property, free and clear of all Liens, except ad valorem Taxes not yet due and payable. All the TWEAN Personal Property is in good working order and repair, ordinary wear and tear excepted.

                 3.6      Franchises, Licenses, and System Contracts.  Schedule
3.6 contains a description of all of the TWEAN Franchises, TWEAN Licenses and TWEAN Contracts, except for: (i) subscription agreements with individual residential subscribers for the cable services provided by the Systems in the ordinary course of business which may be cancelled by the Systems without penalty on not more than 30 days notice; (ii) miscellaneous service contracts terminable at will without penalty; (iii) other TWEAN Contracts not involving either aggregate liabilities under all such TWEAN Contracts exceeding $25,000 or any material nonmonetary obligation; (iv) programming agreements; and (v) Contracts described on Schedule 2.6. TWEAN has delivered to Jones true and complete copies of each of the TWEAN Franchises, TWEAN Licenses, and written TWEAN Contracts, including any amendments thereto, other than TWEAN Contracts described in clauses (i), (ii), (iii) and (iv) above and motor vehicle leases. Except as described on Schedule 3.6: (i) each of the TWEAN Franchises, TWEAN Licenses, and TWEAN Contracts is valid, in full force and effect, and enforceable in accordance with its terms against the parties thereto other than TWEAN, and TWEAN has fulfilled when due, or has taken all action necessary to enable it to fulfill when due, all of its obligations thereunder; (ii) there has not occurred any default (without regard to lapse of time, the giving of notice, the election of any Person other than TWEAN, or any combination thereof) by TWEAN nor, to the knowledge of TWEAN, has there occurred any default (without regard to lapse of time, the giving of notice, the election of TWEAN, or any combination thereof) by any Person other than TWEAN under any of the TWEAN Franchises, TWEAN Licenses, or TWEAN Contracts; and (iii) neither TWEAN nor, to the knowledge of TWEAN, any other Person is in arrears in the performance or satisfaction of its obligations under any of the TWEAN Franchises, TWEAN Licenses, or TWEAN Contracts, and no waiver or indulgence has been granted by any of the parties thereto. Except as described on Schedule 3.6, the TWEAN Franchises, TWEAN Licenses, and TWEAN Contracts are sufficient to permit TWEAN to operate the TWEAN Systems lawfully in the manner in which they are currently operated.

                 3.7      No Conflicts; Consents.  Except as described on
Schedule 3.7 or on any other Schedule to this Agreement, the execution, delivery, and performance by TWEAN of this Agreement does not and will not: (i) violate any provision of any Legal Requirement; (ii) conflict with or violate any provision of the partnership agreement of TWEAN; (iii) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other Persons, or any combination thereof), accelerate, or permit the acceleration of the performance required by, any TWEAN Contract; (iv) result in the creation or imposition of any Lien against or upon any of the TWEAN Assets; or (v) require any consent, approval, or authorization of, or filing of any certificate, notice application, report, or other document with, any Governmental Authority or other Person,

                 3.8 Litigation. Except as described on Schedule 3.8, (i) there is no outstanding Judgment against TWEAN requiring TWEAN to take any action of any kind with respect to the TWEAN Assets or the operation of the TWEAN Systems, or to which the TWEAN Systems or the TWEAN Assets are subject or by which they are bound or affected; and (ii) there is no Litigation pending or, to TWEAN's knowledge, threatened, against TWEAN that individually or in the aggregate might result in any materially adverse change in the financial condition or operation of any TWEAN System or materially and adversely affect the TWEAN Assets or the ability of TWEAN to perform its obligations under this Agreement. Except as described on Schedule 3.8, there are no proceedings pending to which TWEAN is a party or, to TWEAN's knowledge, threatened, nor have any demands been made by any Governmental Authority, utility, pole lessor, or other party, which seeks or could result in the termination, modification, suspension or limitation of TWEAN's rights or obligations with respect to the TWEAN Franchises, TWEAN Licenses, or material TWEAN Contracts.

                 3.9     Employment Matters.

                          3.9.1   Neither TWEAN nor any Employee Benefit Plan
or, to TWEAN's knowledge, any Multiemployer Plan (as those terms are defined in ERISA) maintained by TWEAN or to which TWEAN has or has had the obligation to contribute in respect of any TWEAN employees that render services in connection with the TWEAN Systems is in violation of the provisions of ERISA; no reportable event, within the meaning of ERISA, Section 4043 (c)(1), (2), (3),
(5), (6), (7) or (10), has occurred and is continuing with respect to any such Employee Benefit Plan or, to TWEAN's knowledge, any such Multiemployer Plan; and no prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such Employee Benefit Plan or, to TWEAN's knowledge, any such Multiemployer Plan.

                          3.9.2   There are no collective bargaining agreements
applicable to any TWEAN employees that render services in connection with the TWEAN Systems, and TWEAN has no duty to bargain with any labor organization with respect to any such persons, There is not pending any demand for recognition or any other request or demand from a labor organization for representative status with respect to any Persons employed by TWEAN that render services in connection, with the TWEAN Systems.

                          3.9.3   Schedule 3.9 contains a true and complete
list of names, positions and rates of compensation of all employees of the TWEAN Systems.

With respect to any Persons employed by TWEAN that render services in connection with the TWEAN Systems, TWEAN is in compliance with all applicable Legal Requirements respecting employment conditions and practices, has withheld all amounts required by any applicable Legal Requirements or TWEAN Contracts to be withheld from wages or salaries, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

                          3.9.4   With respect to any Persons employed by TWEAN
that render services in connection with the TWEAN Systems, (i) TWEAN has not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and has not violated any Legal Requirements prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices; and
(ii) except as described on Schedule 3.9, there are no pending or, to TWEAN's knowledge, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against TWEAN before any Governmental Authority nor, to TWEAN's knowledge, does any basis therefor exist.

                          3.9.5   There are no existing or, to TWEAN's
knowledge, threatened, labor strikes, disputes, or grievances affecting the TWEAN Systems or other labor controversies that could reasonably be expected to have a material and adverse effect on the financial condition or operations of the TWEAN Systems. There are no pending or, to the knowledge of TWEAN, threatened arbitration proceedings under any TWEAN Contracts respecting TWEAN's employees, nor to the knowledge of TWEAN, does any basis therefor exist.

                 3.10 Taxes. Except as described on Schedule 3.10, (i) TWEAN has duly and timely paid all Taxes with respect to the TWEAN Systems that have become due and payable by it; (ii) TWEAN has received no notice of, nor does TWEAN have any knowledge of, any notice of deficiency or assessment of proposed deficiency or assessment from any taxing Governmental Authority with respect to the TWEAN Systems; and (iii) other than as may relate to TWEAN or its general partners generally, there are no audits pending with respect to the TWEAN Systems and there are no outstanding agreements or waivers by TWEAN that extend the statutory period of limitations applicable to any federal, state, local, or foreign tax returns or Taxes with respect to the TWEAN Systems.

                 3.11 Financial Statements. TWEAN has delivered to Jones copies of the following financial statements, which are in accordance with all books, records, and accounts of TWEAN:

                          3.11.1  Unaudited balance sheets as of the fiscal
years ended December 31, 1993 and 1994 (for the Reston System), August 31, 1994 (for the Prince George's County System), and an unaudited balance sheet as of June 30, 1995 (for both

Systems) (the "TWEAN Balance Sheet"), each of which fairly and accurately present, as of the respective dates thereof, the financial condition, assets, and liabilities of the TWEAN Systems; and

                          3.11.2  Unaudited statement of operations for the
twelve-month periods ended December 31, 1993 and 1994 (for the Reston System), August 31, 1994 (as restated, for the Prince George's County System), and unaudited statement of operations for the six months ended June 30, 1995 (for both Systems). Except for the June 30, 1995 statement of operations for the Prince George's County System, all of such statements of operations fairly and accurately present the results of the operations of the TWEAN Systems for the respective periods indicated. As of the date thereof, TWEAN was the owner (except for certain leased equipment not material in amount) of all the properties and assets set forth in the TWEAN Balance Sheet, and there are no material liabilities, accrued, absolute, contingent or otherwise, that are not reflected in the TWEAN Balance Sheet.

                 3.12     No Adverse Change.

                          3.12.1  Except as described on Schedule 3.12.1, there
has been no material adverse change in the TWEAN Assets relating to the Reston System or the financial condition or operations of the Reston System since June 30, 1995, other than change arising from matters of a general economic nature or matters caused by or arising from legislation, rulemaking or regulation affecting the cable television industry in general, and since June 30, 1995, the TWEAN Assets relating to the Reston system and the financial condition and operations of the Reston System have not been materially and adversely affected as a result of any fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or public force or otherwise.

                          3.12.2  Except as described on Schedule 3.12.2, there
has been no material adverse change in the TWEAN Assets relating to the Prince George's County System or the financial condition or operations of the Prince Georges County System since August 31, 1994, other than change arising from matters of a general economic nature or matters caused by or arising from legislation, rulemaking or regulation affecting the cable television industry in general, and since August 31, 1994, the TWEAN Assets relating to the Prince George's County System and the financial condition and operations of the Prince George's County System have not been materially and adversely affected as a result of any fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or public force or otherwise.

                 3.13     Compliance with Legal Requirements.

                          3.13.1  The operation of the TWEAN Systems as
currently conducted does not violate or infringe in any material respect any Legal Requirements currently in effect or, to the knowledge of TWEAN, proposed to become effective.

TWEAN has received no notice of any violation by TWEAN or the TWEAN Systems of any Legal Requirement applicable to the operation of the TWEAN Systems as currently conducted, and knows of no basis for the allegation of any such violation.

                          3.13.2  TWEAN is permitted under all applicable TWEAN
Franchises and FCC rules, regulations and orders to distribute the transmissions (whether television, satellite, radio or otherwise) of video programming or other information that TWEAN makes available to subscribers of the TWEAN Systems and to utilize all carrier frequencies generated by the operations of the TWEAN Systems, and is licensed to operate all the facilities required by law to be licensed, including without limitation any business radio and any cable television relay service system being operated as part of the TWEAN Systems. Other than requests for network nonduplication and syndex protection and as described on Schedule 3.13, no written requests have been received by TWEAN during the three years preceding the date of this Agreement from the FCC, the United States Copyright Office or any other Person challenging or questioning the right of TWEAN's operation of the TWEAN Systems and of any FCC-licensed or registered facility used in conjunction with TWEAN's operation of the TWEAN Systems. Except as provided in Schedule 3.13, TWEAN's operation of the TWEAN Systems, and of any FCC-licensed or registered facility used in conjunction with TWEAN's operation of the TWEAN Systems, is in compliance in all material respects with the FCC's rules and regulations and the provisions of the Communications Act of 1934, as amended. TWEAN has not violated any laws or any duty or obligation with regard to protecting the privacy rights of any past or present subscribers of the TWEAN Systems.

                          3.13.3  TWEAN has conducted all system and microwave
performance tests and all Cumulative Leakage Index ("CLI") related tests required with respect to the TWEAN Systems, TWEAN has (i) maintained appropriate log books and other recordkeeping which accurately and completely reflect in all material respects all results required to be shown thereon; (ii) to the extent required by the rules and regulations of the FCC, corrected any radiation leakage of the TWEAN Systems required to be corrected in connection with TWEAN's monitoring obligations under the rules and regulations of the FCC, and (iii) otherwise complied in all material respects with all applicable CLI rules and regulations in connection with the operation of the TWEAN Systems.

                          3.13.4  TWEAN has deposited with the United States
Copyright Office all statements of account and other documents and instruments, and paid all royalties, supplemental royalties, fees and other sums to the United States Copyright Office required under the Copyright Act with respect to the business and operations of the TWEAN Systems as are required to obtain, hold and maintain the compulsory copyright license for cable television systems prescribed in Section 111 of the Copyright Act. TWEAN is in compliance in all material respects with the Copyright Act and the rules and regulations of the Copyright Office with respect to the operation of the

TWEAN Systems, except as to potential copyright liability arising from the performance, exhibition or carriage of any music on the Systems as to which TWEAN makes no representation, TWEAN is entitled to hold and does hold the compulsory copyright license described in Section 111 of the Copyright Act, which compulsory copyright license is in full force and effect and has not been revoked, cancelled, encumbered or adversely affected in any manner.

                          3.13.5  All of the broadcast television signals
carried by the TWEAN Systems are carried either pursuant to the must-carry requirements or pursuant to executed retransmission consent agreements.

                          3.13.6  TWEAN's operation of the TWEAN Systems has
not and does not violate the Cable Act, except for violation(s) which, individually or in the aggregate, reasonably could not be expected to have a material adverse effect on the TWEAN Systems. TWEAN has delivered or will deliver promptly after the date hereof to Jones complete and correct copies of all reports and filings for the past three years made or filed pursuant to the Cable Act, the Communications Act or FCC rules or regulations with respect to the operation of the TWEAN Systems, including, without limitation, FCC Forms 159 (Remittance Advice), 159C, 328, 329, 393, 1200, 1205, 1210 and 1215, copies of TWEAN's correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to subscribers of the TWEAN Systems including, without limitation, copies of any complaints filed with the FCC with respect to TWEAN's rates charged to such subscribers and any other documentation supporting an exemption from the rate regulation provisions of the Cable Act. TWEAN has provided Jones with true and complete copies of all requests for franchise renewal which have been filed since 1992 with Governmental Authorities with respect to the TWEAN Franchises.

                 3.14     Environmental Laws and Regulations.

                          3.14.1  TWEAN is not the subject of any "Superfund"
evaluation or investigation in connection with the TWEAN Real Property, and to its knowledge is not the subject of any investigation or proceeding of any Governmental Authority evaluating whether any remedial action is necessary to respond to any release of Hazardous Substances on or in connection with the TWEAN Real Property.

                          3.14.2  All material permits, licenses, permissions,
and other authorizations relating to the TWEAN Real Property which are required under applicable Legal Requirements with respect to pollution or protection of the environment have been obtained, including Legal Requirements relating to actual or threatened emissions, discharges, or releases of Hazardous Substances into ambient air, surface water, ground water, land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances. TWEAN is in compliance in all respects with all terms and conditions of such permits, licenses, permissions, and authorizations, and is in material compliance in all respects with all other limitations, restrictions, obligations, schedules, and time-tables of such Legal Requirements or of any other environmental, health, or safety Legal Requirements relating to the TWEAN Real Property. Except as described on Schedule 3.14, TWEAN has not received notice of, and has no knowledge of circumstances relating to, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans, including but not limited to the presence, use, generation, manufacture, disposal, release, or threatened release of any Hazardous Substances from the TWEAN Real Property, which could interfere with or prevent continued compliance, or which are reasonably likely to give rise to any liability, based upon or related to the processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any Hazardous Substance from or attributable to the TWEAN Real Property.

                          3.14.3  TWEAN has delivered to Jones copies of all
environmental reports and studies that TWEAN has commissioned with respect to the TWEAN Real Property, and such copies are true, complete and accurate copies of such reports and studies.

                 3.15 Real Property. Schedule 3.15 contains descriptions of all the TWEAN Real Property, which comprises all real property interests necessary to conduct the business or operations of the TWEAN Systems as now conducted. TWEAN is not aware of any easement or other real property interest, other than those described on Schedule 3.15, that is required, or that has been asserted by a Governmental Authority or a third-party to be required, to conduct the business or operations of the TWEAN Systems. TWEAN has delivered to Jones true and complete copies of all deeds, leases, easements, rights-of-way or other instruments pertaining to the TWEAN Real Property (including any and all amendments and other modifications of such instruments). TWEAN has good and marketable fee simple title to all of the fee estates (including the improvements thereon) listed in Schedule 3.15, free and clear of all liens, mortgages, pledges, covenants, easements, restrictions, encroachments, leases, charges and other claims and encumbrances of any nature whatsoever, except for Permitted Liens. All TWEAN Real Property (including the improvements thereon) (A) is in good condition and repair consistent with its present use, (B) is available to TWEAN for immediate use in the conduct of the business or operations of the TWEAN Systems, and (C) complies in all material respects with all applicable building or zoning codes and the regulations of any governmental authority having jurisdiction.

                 3.16 Non-Infringement. The operation of the TWEAN Systems as currently conducted does not infringe upon, or otherwise violate, the rights of any person or entity in any copyright, trade name, trademark right, service mark, service name, patent, patent right, license, trade secret or franchise, and there is not pending or, to

TWEAN's knowledge, threatened any action with respect to any such infringement or breach.

                 3.17 Books and Records. All of the books, records, and accounts of the TWEAN Systems are in all material respects true and complete, are maintained in accordance with good business practice and all applicable Legal Requirements, and accurately present and reflect in all material respects all of the transactions therein described.

                 3.18     TWEAN Accounts Receivable.  Except as described in
Schedule 3.18, TWEAN is the true and lawful owner of the TWEAN Accounts Receivable and has good and clear title to each TWEAN Account, free and clear of all Liens, with the absolute right to transfer any interest therein. Each such TWEAN Account is (i) a valid obligation of the account debtor enforceable in accordance with its terms, and (ii) in all material respects, a true and correct statement of the account for merchandise actually sold and delivered to, or for actual services performed for and accepted by, such account debtor.

                 3.19 Bonds. Schedule 3.12 contains an accurate and complete list of all bonds (franchise, construction, fidelity, or performance) of TWEAN that relate in any way to the ownership or use of the TWEAN Assets or the operation of the TWEAN Systems.

                 3.20 Tier Penetration. The number of Basic Subscribers who subscribe to expanded basic, preferred, standard, or tier or similar services is at least 95% of the total number of Basic Subscribers served by the TWEAN Systems.

                 3.21 Accuracy of Schedules. All Schedules to this Agreement relating to the TWEAN Assets or the TWEAN Systems are accurate and complete in all material respects as of the date of this Agreement,

                 3.22 Disclosure. No representation or warranty by TWEAN, or any statement or certificate furnished by TWEAN to Jones pursuant to this Agreement or in connection with the transaction contemplated by this Agreement, contains or will at Closing contain any untrue statement of a material fact or omits or will at Closing omit to state a material fact necessary to make the statements contained therein not misleading.

                 3.23 Taxpayer Identification Number. TWEAN's U.S. Taxpayer Identification Number is as set forth in the introductory paragraph of this Agreement.

         4.      JONES' REPRESENTATIONS.

                 Jones represents, warrants, covenants and agrees to and with TWEAN as follows:

                 4.1 Organization and Qualification. Jones is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, and has all requisite power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities and to carry on its business as such activities and business are currently conducted. Jones is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership or leasing of the Jones Assets or the nature of its activities in connection with the Jones Systems makes such qualification necessary, except any such jurisdiction where the failure to be so qualified and in good standing would not have a material adverse effect on the validity, binding effect or enforceability of this Agreement, or on the ability of Jones to perform its obligations under this Agreement.

                 4.2 Authorization. Jones has full corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated in this Agreement. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated in this Agreement on the part of Jones have been duly and validly authorized and approved by all necessary action on the part of Jones, including appropriate resolutions of the Board of Directors of Jones. This Agreement has been duly and validly executed and delivered by Jones, and is the valid and binding obligation of Jones, enforceable against Jones in accordance with its terms.

                 4.3 System Information. Schedule 4.3 sets forth a materially true and accurate description of the following information as of the dates set forth on such Schedule:

                          4.3.1   the number of miles of activated aerial and
underground plant included in the Jones Assets;

                          4.3.2   the minimum number of passings of the Jones
Systems and the approximate number of Equivalent Billing Units served by each Jones System;

                          4.3.3   a description of the basic and tier services
available from each Jones System, the rates charged by Jones for each, together with the approximate number of subscribers receiving each of the services, and any other charges by Jones for services to subscribers;


                          4.3.4   with respect to each Bulk Subscriber:

                                  (i)      the name and address of, and, if
applicable, the number of units in, each such establishment, building, condominium, hotel or motel which is served by each Jones System; and

                                  (ii)     a description of the cable
television services delivered to each such establishment, building, condominium, hotel or motel on a bulk basis and the monthly rates charged for each such service; and

                          4.3.5   the channel and megahertz capacity of each
Jones System, the stations and channels carried by each Jones System, the channel position of each such signal and station, and all frequencies utilized by each Jones System.

                 4.4      No Other Operators.  Except as described on Schedule
4.4 and other than direct broadcast satellite services, (i) each Jones System is the only multiple channel operator presently serving the communities that it serves, (ii) to the best of Jones' knowledge, no other multiple channel operator is presently contemplated by any person in the communities now served by the Jones Systems, and (iii) no franchises or other authorizations other than the Jones Franchises have been issued with respect to the communities served by the Jones Systems.

                 4.5      Title and Condition of Personal Property.  Schedule
4.5 contains a complete description of all material items of Jones Personal Property, other than the Jones Excluded Assets, The Jones Personal Property constitutes all personal property necessary to conduct lawfully and properly the business or operations of the Jones Systems as now conducted. Except as described in Schedule 4.5, Jones has good and marketable title to all of the Jones Personal Property, free and clear of all Liens, except ad valorem Taxes not yet due and payable, All the Jones Personal Property is in good working order and repair, ordinary wear and tear excepted.

                 4.6      Franchises, Licenses, and System Contracts.  Schedule
4.6 contains a description of all of the Jones Franchises, Jones Licenses and Jones Contracts, except for: (i) subscription agreements with individual residential subscribers for the cable services provided by the Jones Systems in the ordinary course of business which may be cancelled by the Jones Systems without penalty on not more than 30 days notice; (ii) miscellaneous service contracts terminable at will without penalty; (iii) other Jones Contracts not involving either aggregate liabilities under all such Jones Contracts exceeding $25,000 or any material nonmonetary obligation; (iv) programming agreements; and (v) Contracts described on Schedule 2.7. Jones has delivered to TWEAN true and complete copies of each of the Jones Franchises, Jones Licenses, and written Jones Contracts, including any amendments thereto, other than Jones Contracts described in clauses (i), (ii), (iii) and (iv) above and motor vehicle leases. Except as described on Schedule 4.6: (i) each of the Jones Franchises, Jones Licenses, and Jones Contracts is valid, in full force and effect, and enforceable in accordance with its terms against the parties thereto other than Jones, and Jones has fulfilled when due, or has taken all action necessary to enable it to fulfill when due, all of its obligations thereunder; (ii) there has not occurred any default (without regard to lapse of time, the giving of notice, the election of any Person other than Jones, or any combination thereof) by Jones nor, to the knowledge of Jones, has there occurred any default (without regard to lapse of time, the giving of notice, the election of Jones, or any combination thereof) by any Person other than Jones under any of the Jones Franchises, Jones Licenses, or Jones Contracts; and (iii) neither Jones nor, to the knowledge of Jones, any other Person is in arrears in the performance or satisfaction of its obligations under any of the Jones Franchises, Jones Licenses, or Jones Contracts, and no waiver or indulgence has been granted by any of the parties thereto. Except as described on Schedule 4.6, the Jones Franchises, Jones Licenses, and Jones Contracts are sufficient to permit Jones to operate the Jones Systems lawfully in the manner in which they are currently operated.

                 4.7      No Conflicts; Consents.  Except as described on
Schedule 4.7 or on any other Schedule to this Agreement, the execution, delivery, and performance by Jones of this Agreement does not and will not: (i) violate any provision of any Legal Requirement; (ii) conflict with or violate any provision of the Articles of Incorporation or Bylaws of Jones; (iii) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other Persons, or any combination thereof), accelerate, or permit the acceleration of the performance required by, any Jones Contract; (iv) result in the creation or imposition of any Lien against or upon any of the Jones Assets; or (v) require any consent, approval, or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person.

                 4.8 Litigation. Except as described on Schedule 4.8, (i) there is no outstanding Judgment against Jones requiring Jones to take any action of any kind with respect to the Jones Assets or the operation of the Jones Systems, or to which the Jones Systems or the Jones Assets are subject or by which they are bound or affected; and (ii) there is no Litigation pending or, to Jones' knowledge, threatened, against Jones which individually or in the aggregate might result in any materially adverse change in the financial condition or operation of any Jones System or materially and adversely affect the Jones Assets or the ability of Jones to perform its obligations under this Agreement. Except as described on Schedule 4.8, there are no proceedings pending to which Jones is a party or, to Jones' knowledge, threatened, nor have any demands been made by any Governmental Authority, utility, pole lessor, or other party, winch seeks or could result in the termination, modification, suspension or limitation of Jones' rights or obligations with respect to the Jones Franchises, Jones Licenses, or material Jones Contracts.

                 4.9      Employment Matters.

                          4.9.1   Neither Jones nor any Employee Benefit Plan
or to Jones' knowledge, any Multiemployer Plan (as those terms are defined in ERISA) maintained by Jones or to which Jones has or has had the obligation to contribute in respect of any Jones employees that render services in connection with the Jones Systems is in violation of the provisions of ERISA; no reportable event, within the meaning of ERISA, Section 4043 (c)(1), (2), (3),
(5), (6), (7) or (10), has occurred and is continuing with respect to any such Employee Benefit Plan or, to Jones' knowledge, any such Multiemployer Plan; and no prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such Employee Benefit Plan or, to Jones' knowledge, any such Multiemployer Plan.

                          4.9.2   There are no collective bargaining agreements
applicable to any persons employed by Jones that render services in connection with the Jones Systems, and Jones has no duty to bargain with any labor organization with respect to any such persons. There is not pending any demand for recognition or any other request or demand from a labor organization for representative status with respect to any Persons employed by Jones that render services in connection with the Jones Systems.

                          4.9.3   Schedule 4.9 contains a complete and true
list of the names, positions and rates of compensation of all employees of the Jones Systems. With respect to any Persons employed by Jones that render services in connection with the Jones Systems, Jones is in compliance with all applicable Legal Requirements respecting employment conditions and practices, has withheld all amounts required by any applicable Legal Requirements or Jones Contracts to be withheld from wages or salaries, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

                          4.9.4   With respect to any Persons employed by Jones
that render services in connection with the Jones Systems, (i) Jones has not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and has not violated any Legal Requirements prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices; and
(ii) except as described on Schedule 4.9, there are no pending or, to Jones' knowledge, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against Jones before any Governmental Authority nor, to Jones' knowledge, does any basis therefor exist.

                          4.9.5   There are no existing or, to Jones'
knowledge, threatened, labor strikes, disputes, or grievances affecting the Jones Systems or other labor controversies which could reasonably be expected to have a material and adverse effect on the financial condition or operations of the Jones Systems. There are no pending or, to the knowledge of Jones, threatened arbitration proceedings under any Jones Contracts respecting Jones' employees, nor to the knowledge of Jones, does any basis therefor exist.

                 4.10 Taxes. Except as described on Schedule 4.10,(i) Jones has duly and timely paid all Taxes with respect to the Jones Systems which have become due and payable by it; (ii) Jones has received no notice of, nor does Jones have any knowledge of, any notice of deficiency or assessment of proposed deficiency or assessment from any taxing Governmental Authority with respect to the Jones Systems; and (iii) other than as may relate to Jones generally, there are no audits pending with respect to the Jones Systems and there are no outstanding agreements or waivers by Jones that extend the statutory period of limitations applicable to any federal, state, local, or foreign tax returns or Taxes with respect to the Jones Systems.

                 4.11 Financial Statements. Jones has delivered to TWEAN copies of the following financial statements, which are in accordance with all books, records, and accounts of Jones.

                          4.11.1  Unaudited balance sheets as of the fiscal
years ended December 31, 1993 and 1994, and an unaudited balance sheet as of June 30, 1995 (the "Jones Balance Sheet"), each of which fairly and accurately present, as of the respective dates thereof, the financial condition, assets, and liabilities of the Jones Systems; and

                          4.11.2  Unaudited statement of operations for the
twelve-month periods ended December 31, 1993 and 1994, and unaudited statement of operations for the six months ended June 30, 1995, all of which fairly and accurately present the results of the operations of the Jones Systems for the respective periods indicated. As of the date thereof, Jones was the owner (except for certain leased equipment not material in amount) of all the properties and assets set forth in the Jones Balance Sheet, and there are no material liabilities, accrued, absolute, contingent or otherwise, that are not reflected in the Jones Balance Sheet.

                 4.12 No Adverse Change. Except as described on Schedule 4.12, there has been no material adverse change in the Jones Assets or the financial condition or operations of the Jones Systems since June 30, 1995, other than change arising from matters of a general economic nature or matters caused by or arising from legislation, rulemaking or regulation affecting the cable television industry in general, and since June 30, 1995 the Jones Assets and the financial condition and operations of the Jones Systems have not been materially and adversely affected as a result of any fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or public force or otherwise.

                 4.13     Compliance with Legal Requirements.

                          4.13.1  The operation of the Jones Systems as
currently conducted does not violate or infringe in any material respect any Legal Requirements currently in effect or, to the knowledge of Jones, proposed to become effective. Jones has received no notice of any violation by Jones or the Jones Systems of any Legal Requirement applicable to the operation of the Jones Systems as currently conducted, and knows of no basis for the allegation of any such violation.

                          4.13.2  Jones is permitted under all applicable Jones
Franchises and FCC rules, regulations and orders to distribute the transmissions (whether television, satellite, radio or otherwise) of video programming or other information that the Jones makes available to subscribers of the Jones Systems and to utilize all carrier frequencies generated by the operations of the Jones Systems, and is licensed to operate all the facilities required by law to be licensed, including without limitation any business radio and any cable television relay service system being operated as part of the Jones Systems. Other than requests for network nonduplication and syndex protection and as described on Schedule 4.13, no written requests have been received by Jones during the three years preceding the date of this Agreement from the FCC, the United States Copyright Office or any other Person challenging or questioning the right of Jones' operation of the Jones Systems and of any FCC-licensed or registered facility used in conjunction with Jones' operation of the Systems. Except as provided in Schedule 4.13, Jones' operation of the Jones Systems, and of any FCC-licensed or registered facility used in conjunction with Jones' operation of the Jones Systems, is in compliance in all material respects with the FCC's rules and regulations and the provisions of the Communications Act of 1934, as amended. Jones has not violated any laws or any duty or obligation with regard to protecting the privacy rights of any past or present subscribers of the Jones Systems.

                          4.13.3  Jones has conducted all system and microwave
performance tests and all CLI related tests required with respect to the Jones Systems. Jones has (i) maintained appropriate log books and other recordkeeping which accurately and completely reflect in all material respects all results required to be shown thereon; (ii) to the extent required by the rules and regulations of the FCC, corrected any radiation leakage of the Jones Systems required to be corrected in connection with Jones' monitoring obligations under the rules and regulations of the FCC, and (iii) otherwise complied in all material respects with all applicable CLI rules and regulations in connection with the operation of the Jones Systems.

                          4.13.4  Jones has deposited with the United States
Copyright Office all statements of account and other documents and instruments, and paid all royalties, supplemental royalties, fees and other sums to the United States Copyright Office required under the Copyright Act with respect to the business and operations of the Jones Systems as are required to obtain, hold and maintain the compulsory copyright license for cable television systems prescribed in Section 111 of the Copyright Act. Jones is in compliance in all material respects with the Copyright Act and the rules and regulations of the Copyright Office with respect to the operation of the Jones Systems, except as to potential copyright liability arising from the performance, exhibition or carriage of any music on the Systems as to which Jones makes no representation. Jones is entitled to hold and does hold the compulsory copyright license described in Section 111 of the Copyright Act, which compulsory copyright license is in full force and effect and has not been revoked, cancelled, encumbered or adversely affected in any manner.

                          4.13.5  All of the broadcast television signals
carried by the Jones Systems are carried either pursuant to the must-carry requirements or pursuant to executed retransmission consent agreements.

                          4.13.6  Jones' operation of the Jones Systems has not
and does not violate the Cable Act, except for violation(s) which, individually or in the aggregate, reasonably could not be expected to have a material adverse effect on the Jones Systems. Jones has delivered or will deliver promptly after the date hereof to TWEAN complete and correct copies of all reports and filings for the past three years made or filed pursuant to the Cable Act, the Communications Act or FCC rules or regulations with respect to the operation of the Jones Systems, including, without limitation, FCC Forms 159 (Remittance Advice), 159C, 328, 329, 393, 1200, 1205, 1210 and 1215, copies of Jones' correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to subscribers of the Jones Systems including, without limitation, copies of any complaints filed with the FCC with respect to Jones' rates charged to such subscribers and any other documentation supporting an exemption from the rate regulation provisions of the Cable Act. Jones has provided TWEAN with true and complete copies of all requests for franchise renewal which have been filed since 1992 with Governmental Authorities with respect to the Jones Franchises.

                 4.14     Environmental Laws and Regulations.

                          4.14.1  Jones is not the subject of any "Superfund"
evaluation or investigation in connection with the Jones Real Property, and to its knowledge is not the subject of any investigation or proceeding of any Governmental Authority evaluating whether any remedial action is necessary to respond to any release of Hazardous Substances on or in connection with the Jones Real Property.

                          4.14.2  All material permits, licenses, permissions,
and other authorizations relating to the Jones Real Property which are required under applicable Legal Requirements with respect to pollution or protection of the environment have been obtained, including Legal Requirements relating to actual or threatened emissions, discharges, or releases of Hazardous Substances into ambient air, surface water, ground water, land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances. Jones is in compliance in all respects with all terms and conditions of such permits, licenses, permissions, and authorizations, and is in material compliance in all respects with all other limitations, restrictions, obligations, schedules, and time-tables of such Legal Requirements or of any other environmental, health, or safety Legal Requirements relating to the Jones Real Property. Except as described on
Schedule 4.14, Jones has not received notice of, and has no knowledge of circumstances relating to, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans, including but not limited to the presence, use, generation, manufacture, disposal, release, or threatened release of any Hazardous Substances from the Jones Real Property, which could interfere with or prevent continued compliance, or which are reasonably likely to give rise to any liability, based upon or related to the processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any Hazardous Substance from or attributable to the Jones Real Property.

                          4.14.3  Jones has delivered to TWEAN copies of all
environmental reports and studies that Jones has commissioned with respect to the Jones Real Property, and such copies are true, complete and accurate copies of such reports and studies.

                 4.15 Real Property. Schedule 4.15 contains descriptions of all the Jones Real Property, which comprises all real property interests necessary to conduct the business or operations of the Jones System as now conducted. Jones is not aware of any easement or other real property interest, other than those described on Schedule 4.15, that is required, or that has been asserted by a Governmental Authority or a third-party to be required, to conduct the business or operations of the Jones Systems. Jones has delivered to TWEAN true and complete copies of all deeds, leases, easements, rights-of-way or other instruments pertaining to the Jones Real Property (including any and all amendments and other modifications of such instruments). Except for the Subject Property, Jones has good and marketable fee simple title to all of the fee estates (including the improvements thereon) listed in
Schedule 4.15, free and clear of all liens, mortgages, pledges, covenants, easements, restrictions, encroachments, leases, charges and other claims and encumbrances of any nature whatsoever, except for Permitted Liens. All Jones Real Property (including the improvements thereon) (A) is in good condition and repair consistent with its present use, (B) is available to Jones for immediate use in the conduct of the business or operations of the Jones Systems, and (C) complies in all material respects with all applicable building or zoning codes and the regulations of any governmental authority having jurisdiction.

                 4.16 Non-Infringement. The operation of the Jones Systems as currently conducted does not infringe upon, or otherwise violate, the rights of any person or entity in any copyright, trade name, trademark right, service mark, service name, patent, patent right, license, trade secret or franchise, and there is not pending or, to Jones' knowledge, threatened any action with respect to any such infringement or breach.

                 4.17 Books and Records. All of the books, records, and accounts of the Jones Systems are in all material respects true and complete, are maintained in accordance with good business practice and all applicable Legal Requirements, and accurately present and reflect in all material respects all of the transactions therein described.

                 4.18 Accounts Receivable. Except as described in Schedule 4.18, Jones is the true and lawful owner of the Jones Accounts Receivable and has good and clear title to each Jones Account, free and clear of all Liens, with the absolute right to transfer any interest therein. Each such Jones Account is (i) a valid obligation of the account debtor enforceable in accordance with its terms, and (ii) in all material respects, a true and correct statement of the account for merchandise actually sold and delivered to, or for actual services performed for and accepted by, such account debtor.

                 4.19 Bonds. Schedule 4.19 contains an accurate and complete list of all bonds (franchise, construction, fidelity, or performance) of Jones which relate in any way to the ownership or use of the Jones Assets or the operation of the Jones Systems.

                 4.20 Tier Penetration. The number of Basic Subscribers who subscribe to basic plus or tier services is at least 93% of the total number of Basic Subscribers served by the Jones Systems.

                 4.21 Accuracy of Schedules. All Schedules to this Agreement relating to the Jones Assets or the System Systems are accurate and complete in all material respects as of the date of this Agreement.

                 4.22 Disclosure. No representation or warranty by Jones, or any statement or certificate furnished by Jones to TWEAN pursuant to this Agreement or in connection with the transaction contemplated by this Agreement, contains or will at Closing contain any untrue statement of a material fact or omits or will at Closing omit to state a material fact necessary to make the statements contained therein not misleading.

                 4.23 Taxpayer Identification Number. Jones' U.S. Taxpayer Identification Number is as set forth in the introductory paragraph of this Agreement.

         5.      COVENANTS.

                 5.1 Pre-Closing Obligations. Each of TWEAN with respect to the TWEAN Systems and the TWEAN Assets and Jones with respect to the Jones Systems and the Jones Assets covenants and agrees that, from and after the execution and delivery of this Agreement until and including the Closing Date:

                          5.1.1   Access.  It shall give the other party and
its representatives full access during normal business hours to all of the properties, books, and records relating to its Systems, and furnish the other party with such information concerning its Assets and its Systems as the other party may reasonably request.

                          5.1.2   Conduct of Business.  It shall operate its
Systems in the ordinary and usual course and in accordance with past practices, which shall include, without limitation, maintaining appropriate staff and management personnel (consistent with past practices) at its Systems. It shall duly comply in all material respects with all applicable Legal Requirements, perform all of its material obligations under all of its Franchises, Licenses, and System Contracts without default, and maintain the books, records, and accounts relating to its Systems in the usual, regular, and ordinary manner on a basis consistent with past practices. It shall use reasonable efforts to keep available the services of its employees providing services in connection with its Systems, continue normal marketing, advertising, and promotional expenditures with respect to its Systems, and preserve beneficial business relationships with all customers, suppliers, and others having business or other dealings it has relating to its Systems, including Governmental Authorities having jurisdiction over it. It shall maintain its Assets in good condition and repair, ordinary wear excepted, and keep in effect the casualty and liability insurance covering its Assets in force on the date of this Agreement.

                          5.1.3   Negative Covenants.  Each of TWEAN with
respect to the TWEAN Systems and the TWEAN Assets and Jones with respect to the Jones Systems and the Jones Assets shall not, except as the other party may otherwise consent in writing, (i) modify, terminate, renew, suspend, or abrogate any of its System Contracts other than in the ordinary course of business, (ii) modify, terminate, renew, suspend, or abrogate any of its Franchises or Licenses, (iii) transfer, convey, or otherwise dispose of any of its Assets (except that it may use inventory and dispose of damaged or defective equipment or material in the normal course of business), (iv) take any action that would result in the creation of a Lien on any of its Assets,
(v) engage in any marketing, subscriber installation, or collection practices that are inconsistent with its past practices, or (vi) implement any material increase or decrease in the rates charged for Basic Cable except in the ordinary course or pursuant to a Legal Requirement or Judgment.

                          5.1.4   Consents.  It shall use reasonable efforts to
obtain as promptly as possible all approvals, authorizations, and Consents relating to its Systems required to consummate the transactions contemplated by this Agreement, including approvals of the FCC, Governmental Authorities, and other Persons to the transfer or assignment by it to the other party of all rights under and pursuant to its Franchises, Licenses, and System Contracts.

                          5.1.5   Employment Matters.  Without the other
party's prior written consent, it shall make no change in the compensation payable or to become payable by it to any Person employed in connection with the conduct of the business or operations of any of its Systems, except in accordance with past practices. Notwithstanding the foregoing, either party may incent its employees to remain employees of its System through the Closing Date without violating this paragraph; provided, however, that the other party shall have no obligation to make or continue any incentives or similar payments after the Closing Date.

                 5.2 Financial Statements. TWEAN and Jones shall promptly deliver to the other party true and complete copies of all of its monthly operating reports and any reports with respect to the operation of its Systems prepared by or for it at any time from the date of this Agreement until Closing. Upon the reasonable request of Jones and at the expense of Jones, TWEAN shall provide assistance and such financial and other information as shall be necessary or desirable to permit Jones to prepare or to cause to be prepared audited financial statements concerning the TWEAN Systems in conformance with Regulation S-X of the Securities and Exchange Commission.

                 5.3 Title Matters. No later than 45 days after the date hereof, each of TWEAN and Jones shall obtain and furnish to the other party, at the obtaining party's cost, title insurance commitments (the "Title Commitments") issued by a nationally recognized title insurer showing the status of record title to each fee parcel of its Real Property, except for the Subject Property, and agreeing to insure marketable title in fee simple to each such parcel, at its cost, subject only to (i) zoning restrictions, prohibitions, and other requirements imposed by any Governmental Authority having jurisdiction over its Real Property; (ii) public utility easements of record; (iii) liens for taxes not yet due and payable; and (iv) easements, rights-of-way, restrictions, and other similar encumbrances incurred in the ordinary course of business that do not materially interfere with the ordinary use of the property (collectively, the "Permitted Liens"). If TWEAN or Jones shall notify the other within 20 days of its receipt of the Title Commitments of any Lien or other matter (other than Permitted Liens) affecting title to the Real
Property of the other that, in the determination of TWEAN or Jones, as applicable, renders title uninsurable or unmerchantable, or that could adversely affect the use of any parcel of the Real Property of the other for the purpose for which it is currently used by it (each, a "Title Defect"), the other shall exercise its best efforts to remove or, with the consent of the other party, cause the title company to commit to insure over, each Title
Defect prior to Closing.

                 5.4 Estoppel Certificates Regarding Leases. Each party shall use its reasonable efforts to provide to the other, at or prior to Closing, a certificate, reasonably satisfactory to the other, of the lessor of each Real Property lease to the effect that such lease is valid, in full force and effect and not in default, and has been approved, if necessary, for transfer to the other (collectively, the "Estoppel Certificates").

                 5.5 Employees. Each of TWEAN and Jones shall comply with the provisions of the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. Section 2101, et seq., as it relates to the transactions contemplated hereby, and shall indemnify and hold harmless the other party from and against all Losses arising with respect thereto. Each of TWEAN and Jones acknowledges that Jones or TWEAN, as applicable, may, but shall have no obligation to, hire any of the other's employees that render services in connection with the operation of its System ("Hired Employees"), provided, however, that the other shall give TWEAN or Jones, as applicable, notice at least 30 days prior to the Closing Date of the name of any employees of the TWEAN or Jones Systems, as applicable, to whom the other party does not plan to offer employment on and after the Closing Date (a "Non-Hired Employee"). Each of TWEAN and Jones shall remain solely responsible for, and shall indemnify and hold harmless the other party from and against all Losses arising with respect to, all salaries and all severance, vacation, sick, holiday, and other benefits to which employees of TWEAN or Jones, as applicable, may be entitled, as a result of consummation of the transactions contemplated hereby or otherwise. Notwithstanding the foregoing sentence, each Hired Employee shall be given credit for, and allowed to take as vacation days, the number of vacation days accrued but not used by such Hired Employee during employment with the non-hiring party as of the Closing Date, up to the maximum number of vacation days that such Hired Employee would have accrued under the applicable vacation policy of the hiring party had the hiring party owned the System during the same period of employment. If a Hired Employee carries over a number of accrued vacation days exceeding the maximum number of vacation days permitted under the hiring party's vacation leave policy for that same period, the hiring party shall have no obligation to permit such Hired Employee to take such excess vacation days, but, if it does not, shall pay such Hired Employee for such excess vacation days an amount equal to the amount of the adjustment effected pursuant to Section 2.8.3 corresponding to such excess vacation days. In no event shall the liability assumed by the hiring party as of Closing under this paragraph exceed the amount by which an adjustment for accrued excess vacation pay is made in favor of the hiring party under Section 2.8.3.

                 5.6      Cooperation in the Obtaining of Consents.

                          5.6.1   Each party shall fully cooperate with the
other, do all things reasonably necessary to assist the other, and use its commercially reasonable efforts at its own expense to obtain all Consents, reasonably satisfactory in form and substance to the other, necessary for the transfer of or assignment to the appropriate party of its Franchises, Leases and System Contracts, including the furnishing of all financial and other information reasonably required by the party whose Consent is being sought.

                          5.6.2   Subsequent to Closing, each of TWEAN and
Jones, shall continue to use its commercially reasonable efforts at its own expense to obtain in writing as promptly as possible any Consent required to be obtained by it that was not obtained on or before Closing, and deliver copies of such, reasonably satisfactory in form and substance, to the other. The obligations set forth in this subsection shall survive Closing and shall not be merged in the consummation of the transactions contemplated hereby,

                          5.6.3   From Closing until each Consent is obtained,
TWEAN or Jones, as applicable, shall act as the agent for the other, and shall preserve the benefit of and enforce the System Contract, Lease or other right to which such Consent pertains to the fullest extent permissible under the applicable System Contract, Lease or other right. Upon request by the other party, at Closing, TWEAN and Jones shall enter into an agency agreement in a form mutually satisfactory to each party specifying the terms of such agency.

                 5.7 HSR Act Compliance. Within 30 days after the date of this Agreement, TWEAN and Jones shall, if required, prepare and file proper premerger notification forms and affidavits in compliance with the HSR Act. TWEAN and Jones shall each pay one-half of all fees payable to Governmental Authorities in connection with such filings. If following the filing of such forms any Governmental Authority shall challenge the transaction contemplated hereby, or request additional filings or information, TWEAN and Jones shall take preliminary steps to attempt to ascertain the nature of the challenge and the likelihood that the Governmental Authority will permit the transaction contemplated hereby to proceed notwithstanding the challenge. After taking such preliminary steps, neither TWEAN nor Jones shall have any obligation to contest such challenge or make or provide any such filing or information, and each shall be entitled, at its option, to withdraw its filing and terminate this Agreement.

                 5.8 Leased Vehicles. Each party shall pay the remaining balances on any leases for vehicles included in its Personal Property, and deliver title to such vehicles free and clear of all Liens to the other party at Closing.

                 5.9 Transitional Billing Services. TWEAN and Jones shall each provide to the other, upon written request and at the cost of the other, subscriber billing services ("Transitional Billing Services") in connection with the Systems acquired by the other for a period of up to 90 days following Closing to allow for conversion of existing billing arrangements. Each party shall notify the other in writing at least 30 days prior to Closing as to whether it desires the other to provide Transitional Billing Services. Each party shall cooperate with all reasonable requests by the other in connection with the first billing cycle following Closing.

                 5.10 Use of Names and Logos. For a period of 60 days after Closing, TWEAN and Jones shall each be entitled to use the trademarks, trade names, service marks, service names, logos, and similar proprietary rights of the other to the extent incorporated in or on the Assets transferred to it at Closing, provided that each shall exercise efforts to remove all such names, marks, logos, and similar proprietary rights of the other from the Assets as soon as reasonably practicable following Closing.

                 5.11 Bulk Sales. TWEAN and Jones each waives compliance by the other with Legal Requirements relating to bulk sales applicable to the transaction contemplated hereby.

                 5.12 Supplements to Schedules. Each of TWEAN and Jones shall, from time to time prior to Closing, supplement the Schedules to this Agreement with additional information that, if existing or known to it on the date of this Agreement, would have been required to be included in one or more Schedules to this Agreement. For purposes of determining the satisfaction of any of the conditions to the obligations of TWEAN and Jones in Sections 6.1 and
6.2 and the liability of TWEAN or Jones following Closing for breaches of its respective representations or warranties under this Agreement, the Schedules to this Agreement shall be deemed to include only the information contained therein on the date of this Agreement or added to the Schedules by written amendments or supplements to this Agreement delivered prior to Closing by the party making such amendment and accepted in writing by the other party.

                 5.13 Transfer Taxes. All sales, use, transfer, and similar taxes or assessments, including but not limited to transfer fees and similar assessments for Franchises, Licenses and System Contracts, arising from or payable by reason of the conveyance of the TWEAN Assets or the TWCS Assets shall be paid by TWEAN and those arising from or payable by reason of the conveyance of the Jones Assets shall be paid by Jones.

                 5.14 TWEAN Approvals. On or prior to September 15, 1995, TWEAN shall submit this Agreement for approval to the Executive Committee of Time Warner Entertainment Company, L.P.

         6.      CONDITIONS PRECEDENT.

                 6.1 Conditions Precedent to TWEAN's Obligations. The obligations of TWEAN under this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions, any of which may be waived by TWEAN:

                          6.1.1   Accuracy of Representations; Performance of
Agreements: and Officer's Certificate. All of the representations and warranties of Jones contained in this Agreement or any Transaction Document shall be true and correct in all material respects at and as of the Closing Date, and Jones shall have complied with and performed in all material respects all of the agreements, covenants, and conditions required by this Agreement to be performed or complied with by it on or prior to Closing. Jones shall have furnished TWEAN with an executed certificate of its President or any Vice President, dated as of Closing, certifying to the fulfillment of the foregoing conditions.

                          6.1.2   Consents and Estoppel Certificates.  Jones
shall have obtained and delivered to TWEAN each of the Consents designated on
Schedule 4.7 as material, with no adverse conditions imposed by such Consent, and each of the Estoppel Certificates.

                          6.1.3   Title Defects.  There shall exist no Title
Defects with respect to the Jones Real Property that shall not have been cured or removed or which the title company shall not have, with the consent of TWEAN, committed to insure over.

                          6.1.4   No Litigation.  There shall be no Legal
Requirement, and no Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, that (i) enjoins, restrains, makes illegal, or prohibits consummation of the transaction contemplated by this Agreement, or (ii) requires separation or divestiture by TWEAN of all or any significant portion of the Jones Assets after Closing, and there shall be no Litigation pending or threatened that seeks, or which if successful would have the effect of, any of the foregoing.

                          6.1.5   HSR Act Compliance.  All waiting periods under
the HSR Act applicable to this Agreement or the transaction contemplated hereby shall have expired or been terminated.

                          6.1.6   Deliveries.  Jones shall have made or stand
willing to and able to make all of the deliveries to TWEAN set forth in Section 7.2.

                          6.1.7   No Adverse Change.  Between the date of this
Agreement and the Closing Date, there shall have been (i) no material adverse change in any of the Jones Systems or their financial condition, taken as a whole, other than any change arising out of matters of a general economic nature or matters (including, without limitation, competition caused by or arising from multichannel multipoint distribution service and/or direct broadcast satellite, and legislation, rulemaking or regulation) affecting the cable television industry (national or regional) generally, and (ii) no material loss, damage, impairment, confiscation or condemnation of any of the Jones Assets that has not been repaired or replaced.

                          6.1.8   Legal Matters.  All actions, proceedings,
instruments and documents required to carry out this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to and approved by TWEAN's counsel, and such counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as it reasonably shall have requested.

                          6.1.9   Minimum Equivalent Billing Units.  The number
of Equivalent Billing Units served by the Jones Systems shall not be less than 89,400 as of the Closing Date.

                          6.1.10  Approvals.  This Agreement and the
transactions contemplated hereby shall have been approved by the Executive Committee of Time Warner Entertainment Company, L.P. provided that this condition shall be deemed satisfied unless TWEAN gives notice to Jones on or before September 15, 1995, that the Executive Committee of Time Warner Entertainment Company, L.P. has failed to approve this Agreement, in which case either Jones or TWEAN shall have the right to terminate this Agreement without further obligation to the other.

                 6.2 Conditions Precedent To Jones' Obligations. The obligations of Jones under this Agreement shall be subject to the fulfillment on or prior to Closing of each of the following conditions, which may be waived by Jones:

                          6.2.1   Accuracy of Representations; Performance of
Agreements; and Officer's Certificate. All of the representations and warranties of TWEAN contained in this Agreement or any Transaction Document shall be true and correct in all material respects at and as of the Closing Date, and TWEAN shall have complied with and performed in all material respects all of the agreements, covenants, and conditions required by this Agreement to be performed or complied with by it on or prior to Closing. TWEAN shall have furnished Jones with an executed certificate of the President or any Vice President of its general partner, dated as of Closing, certifying to the fulfillment of the foregoing conditions.

                          6.2.2   Consents and Estoppel Certificates.  TWEAN
shall have obtained and delivered to Jones each of the Consents designated on
Schedule 3.7 as material, with no adverse conditions imposed by such Consent, and each of the Estoppel Certificates.

                          6.2.3   Title Defects.  There shall exist no Title
Defects with respect to the TWEAN Real Property that shall not have been cured or removed or which the title company shall not have, with the consent of Jones, committed to insure over.

                          6.2.4   No Litigation.  There shall be no Legal
Requirement, and no Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, that (i) enjoins, restrains, makes illegal, or prohibits consummation of the transaction contemplated by this Agreement, or (ii) requires separation or divestiture by Jones of all or any significant portion of the TWEAN Assets after Closing, and there shall be no Litigation pending or threatened that seeks, or which if successful would have the effect of, any of the foregoing.

                          6.2.5   HSR Act Compliance.  All waiting periods
under the HSR Act applicable to this Agreement or the transaction contemplated hereby shall have expired or been terminated.

                          6.2.6   Deliveries.  TWEAN shall have made or stand
willing to and able to make all of the deliveries to Jones set forth in Section 7.3.

                          6.2.7   No Adverse Change.  Between the date of this
Agreement and the Closing Date, there shall have been (i) no material adverse change in any of the TWEAN Systems or their financial condition, taken as a whole, other than any change arising out of matters of a general economic nature or matters (including, without limitation, competition caused by or arising from multichannel multipoint distribution service and/or direct broadcast satellite, and legislation, rulemaking or regulation) affecting the cable television industry (national or regional) generally, and (ii) no material loss, damage, impairment, confiscation or condemnation of any of the TWEAN Assets that has not been repaired or replaced.

                          6.2.8   Legal Matters.  All actions, proceedings,
instruments and documents required to carry out this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to and approved by Jones' counsel, and such counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as it reasonably shall have requested.

                          6.2.9   Minimum Equivalent Billing Units.  The number
of Equivalent Billing Units served by the TWEAN Systems shall not be less than 78,600 as of the Closing Date.

                          6.2.10  Franchise Extension or Renewal.  The TWEAN
Franchise for Prince Georges's County shall have been extended or renewed so that the expiration date of the Franchise is no earlier than, the third anniversary of the Closing Date and on other terms and conditions not materially more burdensome than the current Franchise terms and conditions.

         7.      CLOSING.

                 7.1 Time and Place. Closing shall be held in the offices of Jones Intercable, Inc., 9697 East Mineral Avenue, Englewood, Colorado, 80112, on the last calendar day of the month in which occurs the first business day after all conditions set forth in Sections 6.1 and 6.2 have been satisfied or waived, or on such other date as TWEAN and Jones may mutually agree, but in no event shall Closing be held later than June 30, 1996 (the "Outside Closing Date").

                 7.2 Jones' Deliveries. At Closing, Jones shall deliver or cause to be delivered to TWEAN the following:

                          7.2.1   Cash Purchase Price.

                          7.2.2   Bill of Sale.  An executed Bill of Sale and
Assignment in the form attached hereto as Exhibit A;

                          7.2.3   TWCS Bill of Sale, Assignment and Assumption
Agreement. An executed counterpart of a Bill of Sale, Assignment and Assumption Agreement from TWCS (the "TWCS Bill of Sale") with respect to the TWCS Assets in the form attached hereto as Exhibit B;

                          7.2.4   Vehicle Titles.  Title certificates to all
vehicles included among the Jones Assets, endorsed for transfer of title to TWEAN, and separate bills of sale therefor if required by the laws of the states in which such vehicles are titled;

                          7.2.5   Deeds.  Executed General Warranty Deeds
conveying to TWEAN, subject only to the Permitted Liens reflected on the Title Commitments, each fee parcel of the Jones Real Property, except for the Subject Property, which shall be conveyed by Quitclaim Deed;

                          7.2.6   Title Commitments.  Updated Title
Commitments, to the extent required to remove or insure over any Title Defects reflected on previously delivered Title Commitments;

                          7.2.7   FIRPTA Affidavit.  A FIRPTA Non-Foreign
Seller Affidavit certifying that Jones is not a foreign person within the meaning of Section 1445 of the Code, reasonably satisfactory in form and substance to TWEAN;

                          7.2.8   Officer's Certificate.  The certificate
described in Section 6.1.1;

                          7.2.9   Consents and Estoppel Certificates.  The
original of each Consent, to the extent designated material on Schedule 4.7, and the original (to the extent such original is reasonable available, and if not so available, a copy) of each Estoppel Certificate;

                          7.2.10  Jones Franchises, Jones Licenses, Jones
Contracts, and Business Records. To the extent not previously delivered, copies of all Jones Franchises, Jones Licenses, Jones Contracts, customer and subscriber lists, blueprints, schedules, drawings, plans, projections, engineering records, and all files and records used by Jones in connection with its operation of the Jones Systems;

                          7.2.11  Opinions of Counsel.  Opinions of Elizabeth
M. Steele, Jones' counsel, and Dow Lohnes & Albertson, Jones' special communications counsel, addressed to TWEAN and dated as of the Closing Date, substantially in the forms attached hereto as Exhibit C-1 and Exhibit C-2, respectively;

                          7.2.12  Jones Assumption Agreement.  An executed
counterpart of an Assumption Agreement from Jones, substantially in the form attached hereto as Exhibit D (the "Jones Assumption Agreement");

                          7.2.13  TWEAN Assumption Agreement.  An executed
counterpart of an Assumption Agreement from TWEAN, substantially in the form attached hereto as Exhibit E (the "TWEAN Assumption Agreement"); and

                          7.2.14  Other Documents.  Such other documents and
instruments as shall be necessary to effect the intent of this Agreement and consummate the transaction contemplated by this Agreement.

                 7.3 TWEAN's Deliveries. At Closing, TWEAN shall deliver or cause to be delivered to Jones the following:

                          7.3.1   Bill of Sale.  An executed Bill of Sale and
Assignment in the form attached hereto as Exhibit F;

                          7.3.2   TWCS Bill of Sale, Assignment and Assumption
Agreement.  A counterpart of the TWCS Bill of Sale executed by TWCS;

                          7.3.3   Vehicle Titles.  Title certificates to all
vehicles included among the TWEAN Assets, endorsed for transfer of title to Jones, and separate bills of sale therefor if required by the laws of the states in which such vehicles are titled;

                          7.3.4   General Warranty Deeds.  Executed General
Warranty Deeds conveying to Jones, subject only to the Permitted Liens reflected on the Title Commitments, each fee parcel of the TWEAN Real Property;

                          7.3.5   Title Commitments.  Updated Title
Commitments, to the extent required to remove or insure over any Title Defects reflected on previously delivered Title Commitments;

                          7.3.6   FIRPTA Affidavit.  A FIRPTA Non-Foreign
Seller Affidavit certifying that TWEAN is not a foreign person within the meaning of Section 1445 of the Code, reasonably satisfactory in form and substance to Jones;

                          7.3.7   Officer's Certificate.  The certificate
described in Section 6.2.1;

                          7.3.8   Consents and Estoppel Certificates.  The
original of each Consent, to the extent designated material on Schedule 3.7, and the original (to the extent such original is reasonable available, and if not so available, a copy) of each Estoppel Certificate;

                          7.3.9   TWEAN Franchises, TWEAN Licenses, TWEAN
Contracts, and Business Records. To the extent not previously delivered, copies of all TWEAN Franchises, TWEAN Licenses, TWEAN Contracts, customer and subscriber lists, blueprints, schedules, drawings, plans, projections, engineering records, and all files and records used by TWEAN in connection with its operation of the TWEAN Systems;

                          7.3.10  Opinions of Counsel.  Opinions of Linda
Weiler, Esq., counsel to TWEAN, and Bryan Cave, TWEAN's special communications counsel, addressed to Jones and dated as of the Closing Date, substantially in the forms attached hereto as Exhibit G-1 and Exhibit G-2, respectively;

                          7.3.11  Jones Assumption Agreement.  An executed
counterpart of the Jones Assumption Agreement;

                          7.3.12  TWEAN Assumption Agreement.  An executed
counterpart of the TWEAN Assumption Agreement; and

                          7.3.13  Other Documents.  Such other documents and
instruments as shall be necessary to effect the intent of this Agreement and consummate the transaction contemplated by this Agreement.

                 8.       TERMINATION.

                          8.1     Termination Events.  This Agreement may be
terminated and the transaction contemplated by this Agreement may be abandoned:

                          8.1.1   at any time, by the mutual agreement of TWEAN
and Jones;

                          8.1.2   by either TWEAN or Jones, at any time, if the
other is in material breach or default of its respective covenants, agreements, or other obligations in this Agreement, or if any of its representations in this Agreement or any Transaction Document are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate;

                          8.1.3   by either TWEAN or Jones, upon written notice
to the other, if any of the conditions to its obligations set forth in Sections
6.1 and 6.2, respectively, shall not have been satisfied on or before the Outside Closing Date for any reason other than a material breach or default by such party of its respective covenants, agreements, or other obligations hereunder, or any of its representations herein not being true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate in all material respects; or

                 8.1.4   as otherwise provided in this Agreement.

        8.2      Effect of Termination.

                 8.2.1 Without limiting any other provision of this Section, if the transaction contemplated by this Agreement is terminated and abandoned as provided herein: (i) each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its officers, directors, employees, agents, representatives or shareholders) shall be liable to any other party for any costs, expenses or damages except as expressly specified herein; (ii) each party shall redeliver all documents, work papers and other materials of the other party relating to the transaction contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; (iii) all confidential information received by either party hereto shall be treated in accordance with Section 10.1 hereof, and (iv) neither party hereto shall have any liability or further obligation to the other party to this Agreement except (A) as stated in subparagraphs (ii) and
(iii) of this Section 8.2.1 and (B) to the extent applicable, as set forth in
Section 8.2.2 below.

                 8.2.2 If both (i) this Agreement is terminated by one party pursuant to Section 8.1.2 for any reason and (ii) the other party shall be in breach in a material respect of any of its representations and warranties made herein or its covenants or agreements made herein, then the terminating party shall have as its sole and exclusive remedy the right to seek monetary damages from the other party.


         9.      SURVIVAL OF REPRESENTATIONS AND INDEMNITY.

                 9.1 Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and agreements contained in this Agreement and in any Transaction Document shall be deemed continuing representations, warranties, covenants and agreements and shall survive the Closing Date as specified herein. The representations, warranties, covenants and agreements contained in this Agreement and in any Transaction Document shall survive for a period ending on the date which is 12 months after the Closing Date, except for representations and warranties set forth in Sections 3.1, 3.2, 4.1 and 4.2 which shall survive indefinitely, the representations and warranties set forth in Sections 3.3 and 4.3 which shall survive for a period ending on a date which is 60 days after the Closing Date, and the representations and warranties set forth in Sections 3.9, 3.10, 3.13, 3.14, 4.9, 4.10, 4.13 and 4.14, which shall survive for the period of the applicable statute of limitations. If Closing occurs, neither party shall have liability to the other (for indemnification or otherwise) with respect to any representation or warranty or any covenant, agreement or obligation to the extent required to be performed prior to the Closing Date, unless on or prior to the end of the applicable survival period such party is given notice of a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known to the claiming party.

                 9.2 TWEAN's Indemnity. Notwithstanding Closing, and regardless of any investigation made at any time by or on behalf of Jones or any information Jones may have, TWEAN shall indemnify and hold Jones, their respective affiliates, officers, directors, employees, agents, and representatives, and any Person claiming by or through any of them, as the case may be, harmless from and against any Losses arising out of or resulting from:

                          9.2.1   all actual or purported liabilities and
obligations of TWEAN, and all claims and demands made in respect thereof whether or not known or asserted at or prior to Closing (except the Jones Assumed Liabilities), relating to the TWEAN Systems;

                          9.2.2   the operation of the TWEAN Systems prior to
the Adjustment Time;

                          9.2.3   any misrepresentation, breach of warranty, or
nonfulfillment of any agreement or covenant on the part of TWEAN under this Agreement or any Transaction Document; and

                          9.2.4   any liabilities relating to any Non-Hired
Employee asserted under any federal, state or local law or regulation or otherwise pertaining to any labor or employment matter arising out of actions occurring prior to Closing.

                          If, by reason of the claim of any third party
relating to any of the matters subject to such indemnification, a Lien, attachment, garnishment, or execution is placed or made upon any of the properties or assets owned or leased by Jones or any other indemnitee under this Section, in addition to any indemnity obligation of TWEAN under this Section, TWEAN shall furnish a bond sufficient to obtain the prompt release thereof within five days from receipt of notice relating thereto.

                 9.3 Jones' Indemnity. Notwithstanding Closing, and regardless of any investigation made at any time by or on behalf of TWEAN or any information TWEAN may have, Jones shall indemnify and hold TWEAN, its affiliates, officers, directors, employees, agents, and representatives, and any Person claiming by or through any of them, as the case may be, from and against any Losses arising out of or resulting from:

                          9.3.1   all actual or purported liabilities and
obligations of Jones, and all claims and demands made in respect thereof whether or not known or asserted at or prior to Closing (except the TWEAN Assumed Liabilities), relating to the Jones Systems;

                          9.3.2   the operation of the Jones Systems prior to
the Adjustment Time;

                          9.3.3   any misrepresentation, breach of warranty, or
nonfulfillment of any agreement or covenant on the part of Jones under this Agreement or any Transaction Document; and

                          9.3.4   any liabilities relating to any Non-Hired
Employee asserted under any federal, state or local law or regulation or otherwise pertaining to any labor or employment matter arising out of actions occurring prior to Closing.

                          If, by reason of the claim of any third party
relating to any of the matters subject to such indemnification, a Lien, attachment, garnishment, or execution is placed or made upon any of the properties or assets owned or leased by TWEAN or any other indemnitee under this Section, in addition to any indemnity obligation of Jones under this Section, Jones shall furnish a bond sufficient to obtain the prompt release thereof within five days from receipt of notice relating thereto.

                 9.4 Procedure for Indemnified Third Party Claim. Promptly after receipt by a party entitled to indemnification under this Agreement (the "Indemnitee") of written notice of the assertion or the commencement of any Litigation with respect to any matter referred to in Sections 9.2 and 9.3, the Indemnitee shall give written notice thereof to the party from whom indemnification is sought pursuant hereto (the "Indemnitor") and thereafter shall keep the Indemnitor reasonably informed with respect thereto; provided, however, that failure of the Indemnitee to give the Indemnitor notice as provided herein shall not relieve the Indemnitor of its obligations hereunder. In case any Litigation shall be brought against any Indemnitee, the Indemnitor shall be entitled to participate in such Litigation and, at the request of the Indemnitee, shall assume the defense thereof with counsel satisfactory to the Indemnitee, at the Indemnitor's sole expense. If the Indemnitor shall assume the defense of any Litigation, it shall not settle the Litigation unless the settlement shall include as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee, satisfactory to the Indemnitee, from all liability with respect to such Litigation.

                 9.5 Limitation on Indemnification. Notwithstanding anything other provision contained in this Article 9 except for Section 9.7, neither party shall make a claim for indemnification hereunder until the earlier of (i) 60 days after the Closing Date or (ii) the date on which such party's indemnification claims equal or exceed $75,000 (the "Initial Indemnification Claim Date"). Following the Initial Indemnification Claim Date, either party may make a claim for indemnification on any date on which the amount of the indemnification claim exceeds one dollar.

                 9.6      Determination of Indemnification Amounts and Related
Matters.

                          9.6.1   Amounts payable by the Indemnitor to the
Indemnitee in respect of any Losses under this Section 9 shall be payable by the Indemnitor as incurred by the Indemnitee.

                          9.6.2   In calculating amounts payable to an
Indemnitee under this Agreement, the amount of the indemnified Losses shall be "grossed-up" by the amount of any increase in the Indemnitee's liability for Taxes resulting from indemnification by the Indemnitor under this Agreement.

                 9.7      Indemnification for Subject Property.
Notwithstanding any provision to the contrary contained in this Agreement, Jones immediately shall indemnify and hold harmless TWEAN from and against any and all Losses incurred by TWEAN, up to a maximum of $50,000 (prior to the application of Section 9.6.2), arising out of or resulting from any third-party claim made with respect to the ownership of the Subject Property which are brought within three years of the Closing Date.

         10.     CONFIDENTIALITY AND PRESS RELEASES.

                 10.1 Confidentiality. Each party shall hold in strict confidence all documents and information concerning the other and its business and properties (except that either party may disclose such documents and information to any Governmental Authority reviewing the transactions contemplated hereby or as required in either party's judgment pursuant to any Legal Requirement), and if the transaction contemplated hereby should not be consummated, such confidence shall be maintained, and all such documents and information (in whatever form) and copies thereof shall immediately thereafter be destroyed, or returned to the party originally furnishing the same.

                 10.2 Press Releases. No press release or public disclosure, either written or oral, of the existence or terms of this Agreement shall be made by either TWEAN or Jones prior to Closing without the consent of the other, and TWEAN and Jones shall each furnish to the other advance copies of any release that it proposes to make public concerning this Agreement or the transactions contemplated hereby and the date upon which TWEAN or Jones, as the case may be, proposes to make such press release. This provision shall not, however, be construed to prohibit any party from making any disclosures to any Governmental Authority which it is required to make under any Legal Requirement, or from filing this Agreement with, or disclosing the terms of this Agreement to, any governmentally regulated institutional lender to such party.

         11.     BROKERAGE FEES.

                 Each of TWEAN and Jones represents and warrants to the other that it has not incurred any obligations or liabilities, contingent or otherwise, for brokerage or finder's fees or agent's commissions or other like payment in connection with this Agreement or the transactions contemplated hereby for which the other party will have any liability, except that Jones has retained Jones Financial Group, Ltd. (the "Group") as its sole broker and finder in connection with this Agreement and the transactions contemplated hereby, and Jones has agreed to pay the entire commission of the Group. TWEAN shall have no liability or responsibility for the commissions payable to the Group, TWEAN shall indemnify and hold Jones harmless against and in respect of any breach by it of the provisions of this Section, and Jones shall indemnify and hold TWEAN harmless against and in respect of any breach by it of the provisions of this Section.

         12.     CASUALTY LOSSES.

                 The risk of any loss or damage to the TWEAN Assets or the Jones Assets resulting from fire, theft or any other casualty (except reasonable wear and tear) shall be borne by TWEAN or Jones, respectively, at all times prior to the Adjustment Time. In the event that any such loss or damage shall be sufficiently substantial so as to preclude and prevent within 30 days from the occurrence of the event resulting in such loss or damage resumption of normal operations of any material portion of the Systems or replacement or restoration of the lost or damaged Assets, TWEAN or Jones, as appropriate, shall immediately notify the other in writing of its inability to resume normal operations or to replace or restore the lost or damaged Assets, and the other, at any time within 10 days after receipt of such notice, may elect by written notice to the notifying party to either (i) waive such defect and proceed toward of the transaction in accordance with terms of this Agreement, or (ii) terminate this Agreement. If the other elects to terminate this Agreement, both parties shall stand fully released and discharged of any and all obligations hereunder. If the other shall elect to consummate the transaction contemplated by this Agreement notwithstanding such loss or damage and does so, all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage shall be delivered by the notifying party to the other, or the rights thereto shall be assigned by the notifying party to the other if not yet paid over to the notifying party, and the notifying party shall pay to the other an amount equal to the difference between the amount of such insurance costs and the full replacement cost of the damaged or lost Assets.


         13.     MISCELLANEOUS.

                 13.1 Further Assurances. From time to time after Closing, each of TWEAN and Jones shall, if requested by the other, make, execute and deliver to the other such additional assignments, bills of sale, deeds and other instruments of transfer, as may be necessary or proper to transfer to the other all of its right, title, and interest in and to its Assets. Such efforts and assistance shall be without cost to the requesting party.

                 13.2 Notices. All notices, requests, demands, and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) mailed, registered or certified mail, return receipt requested, postage prepaid, (ii) delivered by hand, (iii) sent by facsimile transmission, or (iv) delivered by courier, to the following addresses, or at such other address as a party may designate by notice given in accordance with this Section:

         If to Jones:     Jones Intercable, Inc.
                          9697 East Mineral Avenue
                          P.O. Box 3309
                          Englewood, Colorado 80155-3309
                          Attention: President
                          Facsimile: 303-799-4675

         With a copy to:  Jones Intercable, Inc.
                          9697 East Mineral Avenue
                          P.O. Box 3309
                          Englewood, Colorado 80155-3309
                          Attention: General Counsel
                          Facsimile: 303-799-1644

         If to TWEAN:     Time Warner Entertainment - Advance/Newhouse
                          Partnership
                          c/o Time Warner Entertainment Company, L.P.
                          300 First Stamford Place
                          Stamford, Connecticut 06902-6732
                          Attention: Jeffrey D. Elberson
                          Facsimile: 203-328-4828

         With copies to:  Holland & Hart
                          555 Seventeenth Street, Suite 2900
                          P.O. Box 8749
                          Denver, Colorado 80202
                          Attention: Davis O. O'Connor, Esq.
                          Facsimile: 303-295-8261
                          and

                          Sabin, Bermant & Gould
                          350 Madison Avenue
                          New York, New York 10017
                          Attention: Arthur J. Steinhauer, Esq.
                          Facsimile: 212-692-4406

         Notices delivered personally or by courier shall be effective upon delivery to the intended recipient. Notices transmitted by facsimile transmission shall be effective when confirmation of transmission is received. Notices delivered by registered or certified mail shall be effective on the delivery date set forth on the receipt of registered or certified mail, or three days after deposit in the mail, whichever is earlier.

                 13.3 Assignment: Binding Effect. Neither party may assign this Agreement or any interest herein without the prior written consent of the other party; provided that either TWEAN or Jones may assign this Agreement and its respective rights and duties hereunder to any other Person controlling, controlled by or under common control with TWEAN or Jones, respectively, without the consent of the other party. For purposes of this paragraph, a change in control of TWEAN or Jones shall not constitute an assignment of this Agreement or any of the rights and duties hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                 13.4 Expenses. Each party shall bear its own expenses and the fees and expenses of its legal counsel, accountants, and other experts incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated by this Agreement.

                 13.5 Collection of Accounts. From and after the Closing Date, each of TWEAN and Jones, as applicable, shall have the right and authority, at its expense, to collect for its account all items to which it is entitled as provided in this Agreement and to endorse with the name of the other any checks or drafts received on account of any such items.

                 13.6 Entire Agreement: Amendments: and Waivers. This Agreement merges all previous negotiations between the parties hereto and constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement. No alteration, modification or change of this Agreement shall be valid except by an agreement in writing executed by the parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power, or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power, or privilege shall preclude the further or full exercise thereof.

                 13.7 Counterparts. This Agreement may be executed in one or more counterparts with the same effect as if all of the signatures on such counterparts appeared on one document. All executed counterparts shall together constitute one and the same agreement.

                 13.8 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                 13.9 Schedules and Exhibits: Headings. All references herein to Schedules and Exhibits are to the Schedules and Exhibits attached hereto, which shall be incorporated in and constitute a part of this Agreement by such reference. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

                 13.10 Governing Law. The validity, performance, and enforcement of this Agreement and all Transaction Documents, unless expressly provided to the contrary, shall be governed by the laws of the State of Colorado, without giving effect to the principles of conflicts of law of such State.

                 13.11 Third Parties: Joint Ventures. This Agreement constitutes an agreement solely among the parties hereto, and except as otherwise provided herein, is not intended to and will not confer any rights, remedies, obligations, or liabilities, legal or equitable, including any right of employment, on any Person (including but not limited to any employee or former employee of either of TWEAN or Jones) other than the parties hereto and their respective successors, or assigns, or otherwise constitute any Person a third party beneficiary under or by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the parties hereto partners or participants in a joint venture.

                 13.12 Construction. This Agreement has been negotiated by TWEAN and Jones and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

                 13.13 Attorneys' Fees. Notwithstanding any other provision of this Agreement, the prevailing party in any Litigation between TWEAN and Jones with respect to this Agreement or the transactions contemplated hereby shall be entitled to recover from the nonprevailing party its reasonable attorneys' fees and costs of the Litigation.



                 13.14 Commercially Reasonable Efforts. As used in this Agreement, the phrase "commercially reasonable efforts" shall not be deemed to require a party to undertake extraordinary measures, including the initiation or prosecution of legal proceedings or the payment of amounts in excess of normal and usual filing and processing fees, if any.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Asset Exchange Agreement as of the date first written above.

                                 JONES INTERCABLE, INC.

                                 By:     /s/  JAMES B. O'BRIEN
                                 Name:   James B. O'Brien
                                 Title:  President



                                 TIME WARNER ENTERTAINMENT -
                                 ADVANCE/NEWHOUSE PARTNERSHIP

                                 By:     Time Warner Entertainment Company,
                                         L.P., its general partner

                                         By:  American Television and
                                              Communications Corporation, its
                                              general partner

                                 By:     ____________________________________
                                 Name:   ____________________________________
                                 Title:  ____________________________________

         IN WITNESS WHEREOF, the parties have executed this Asset Exchange Agreement as of the date first written above.


                                  JONES INTERCABLE, INC.

                                  By:     ______________________________________
                                  Name:   ______________________________________
                                  Title:  ______________________________________



                                  TIME WARNER ENTERTAINMENT -
                                  ADVANCE/NEWHOUSE PARTNERSHIP

                                  By:   Time Warner Entertainment Company,
                                        L.P., its general partner

                                        By:  American Television and
                                             Communications Corporation, its
                                             general partner

                                        By:     /s/  DAVID E. O'HAYRE
                                        Name:   David E. O'Hayre
                                        Title:  Vice President - Investments